As filed with the Securities and Exchange Commission on March 27, 2008
Registration No.: 333-146727

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C., 20549

______________________

POST-EFFECTIVE
AMENDMENT NO. 1 TO
FORM SB-2/A

Registration Statement
under the Securities Act of 1933

______________________

 CHINA DIGITAL VENTURES CORPORATION
(Exact Name of Issuer as Specified in Its Charter)

Nevada	4813	------
State of Incorporation	Primary Standard Industrial Classification Code Number	I.R.S. Employer Identification No.

RM 1001, 10 Building, Yumin Village
Heping Road, Luohu District
Shenzhen, China
+86 755 6157 8170
(Address and Telephone Number of Issuer's Principal Executive Offices)

Mr. Bing HE
c/o Asiarim Associates Limited
26 Floor, 88 Lockhart Road
Wanchai, Hong Kong
Tel: +852 31711209 ext 321 Fax: +852 2149 7094
(Name, Address, and Telephone Number of Agent for Service)

Copies of all communications to:
Mr. Bing HE
c/o Asiarim Associates Limited
26 Floor, 88 Lockhart Road
Wanchai, Hong Kong
Phone: +86 755 6157 8170, Fax: +86 755 6157 8171

Approximate date of proposed sale to the public: As soon as practical after the effective date of this Registration Statement.

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the Registration statement is expected to be made pursuant to Rule 434, please check the box. [ ]

This registration statement on Form SB-2 constitutes a Post-Effective Amendment No. 1 to Registration No. 333-146727. Pursuant to Rule 429 under the Securities Act of 1933, the prospectuses contained or incorporated herein by reference also relate to and constitute a post-effective amendment to Securities Act Registration Statement No. 333-146727.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED MARCH 27, 2008
PRELIMINARY PROSPECTUS

CHINA DIGITAL VENTURES CORPORATION

SHARES OF COMMON STOCK
NO MINIMUM TO 3,292,000 MAXIMUM BEING SOLD BY US TO THE PUBLIC
AND
CHINA DIGITAL VENTURES CORPORATION
SHARES OF COMMON STOCK
380,000 SHARES OF COMMON STOCK BEING SOLD BY SELLING
SHAREHOLDERS

The selling shareholders named in this prospectus are offering all of the shares of common stock offered through this prospectus.

Our common stock is presently not traded on any market or securities exchange.

As at March 15, 2008, CDVC has sold to investors a total of 208,000 shares of common stock for the proceeds of $4,160. This prospectus relates to the sale of up to 3,292,000 shares of common stock at an offering price of $0.02 per share being sold by the Company. The maximum amount to be raised is $65,840. There will be no underwriter or broker/dealer involved in the transaction and there will be no commissions paid to any individuals from the proceeds of this sale. The shares are being offered by CDVC through its sole officer and director. There will be no minimum amount of shares sold and CDVC will not create an escrow account into which the proceeds from any shares will be placed. The proceeds from all shares sold by CDVC will be placed into the corporate account and such funds shall be non-refundable to subscribers except as may be required by applicable law. CDVC will pay all expenses incurred in this offering. The offering by the CDVC will be for a maximum period of 90 days from ___________________ and may be extended for an additional 90 days if the Company so chooses to do so.

Concurrently with CDVC's registration and offering of 380,000 common shares, certain existing shareholders of the Company are selling 380,000 shares at an offering price of $0.02 per share until our shares are quoted on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices. CDVC does not receive any proceeds from the sale of any of the shares held by the selling shareholders. We determined this offering price based upon the price of the last sale of our common stock to investors.

The securities have not been approved or disapproved by the Securities and Exchange Commission or any state securities commission nor has the Securities and Exchange Commission or any state securities commission passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

INVESTING IN THE COMPANY'S COMMON STOCK INVOLVES A HIGH DEGREE OF RISK. SEE "RISK FACTORS" BEGINNING AT PAGE 8. PLEASE READ THIS PROSPECTUS CAREFULLY.

The date of this prospectus is March 27, 2008.

Dealer Prospectus Delivery Obligation

Until ______, 2008, (90 days after the effective date of this prospectus) all dealers that effect transactions in these securities whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealer's obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

The following table of contents has been designed to help you find important information contained in this prospectus. We encourage you to read the entire prospectus.

TABLE OF CONTENTS

Summary	6
The Offering	7
Summary of Financial Information	8
Risk Factors	8
Forward-Looking Statements	18
Available Information	19
Use of Proceeds	19
Determination of Offering Price	20
Selling Security Holders	21
Plan of Distribution	24
Legal Proceedings	26
Directors, Officers, Promoters, and Control Persons	27
Security Ownership of Certain Beneficial Owners and Management	28
Description of Securities	28
Interests of Named Experts and Counsel	30
Disclosure of Commission Position on Indemnification for Security Act Liabilities	31
Description of Business	32
Management Discussion and Analysis or Plan of Operation	41
Description of Property	44
Certain Relationships and Related Transactions	45
Market for Common Equity and Related Stockholder Matters	45
Executive Compensation	46
Changes in or Disagreements with Accountants Disclosure	46
Financial Statements	46

Audited financial statements for the year ended September 30, 2007.	F1 – F15
Unaudited consolidated financial statements for the three months ended December 31, 2007.	F16 – F26

PART I — INFORMATION REQUIRED IN PROSPECTUS

PROSPECTUS SUMMARY

CHINA DIGITAL VENTURES CORPORATION

This summary highlights certain information contained elsewhere in this prospectus. You should read the entire prospectus carefully, including our financial statements and related notes, and especially the risks described under "Risk Factors" beginning on page 8.

Corporate Background

China Digital Ventures Corporation ("CDVC") was organized on March 26, 2007. CDVC has not generated any significant revenue to date and is a development stage corporation. CDVC is in the beginning stages of developing an Internet e-commerce website that will provide an e-commerce platform for selling telecom services to individuals and businesses in Asia initially, and then globally.

CDVC will not invest in any of the telecom equipment for the services until it has the financial resources, but rather will contract and attempt to contract with established operators and infrastructure owners, and sell the services through CDVC's proposed website. Currently CDVC has one contract with a telecom service provider in Hong Kong that can provide direct dial services in Hong Kong.

CDVC's principal office is located at Room 1001, 10 Building, Yumin Village, Heping Road, Luohu District, Shenzhen, China, Phone - +86 755 6157 8170.

As of December 31, 2007 CDVC had raised $40,000 through the sale of common stock and has $1,633 of cash on hand. CDVC has liabilities of $14,936 for expenses accrued during the start-up of the corporation and operations to December 31, 2007. In addition, CDVC anticipates the total costs associated with this offering will be approximately $30,000. As of the date of this prospectus we have not yet generated or realized any significant revenues from our business operations. Specifically, CDVC has generated modest revenue by signing up a few customers to our telecom services in Hong Kong gross sales of $1,300. Please read the entire prospectus including the financial statements contained herein for more details regarding CDVC's financial condition.

The Offering

Securities being Offered by the Company and Selling Shareholders, Common Stock, par value $0.001	Up to 3,672,000 shares of common stock. 380,000 common shares being offered by Selling Shareholders. 3,292,000 shares of common stock being offered by CDVC.

Offering Price Per Share by CDVC and Selling Shareholders	$0.02 per share for the duration of the offering.

Number of Shares Outstanding Before the Offering of Common Shares	13,208,000 common shares are currently issued and outstanding. 380,000 of the outstanding shares are to be sold under this Prospectus by existing security shareholders.

Number of Shares Outstanding After the Offering	16,500,000 common shares (if maximum is sold).

Minimum Number of Shares to be Sold in this Offering	None

Use of Proceeds

CDVC will not receive any proceeds from the sale of the common stock by the Selling Shareholders. If all 3,292,000 common shares being offered by CDVC are sold the total gross proceeds to CDVC would be $65,840. The intended use of the proceeds from CDVC's offering will be allocated towards developing it's website expenditures estimated at $20,000 and the remaining amount raised will be used for marketing, administration and corporate. The total expenses associated with this offering; including the preparation of this registration statement has been estimated at $30,000.

The Company may not be able to raise any funds from the self-underwritten shares if the market price quoted on the OTCBB is below $0.02 per share as the Company could only sell at $0.02 per share. However, the Selling Shareholders may sell at the then prevailing market price of below $0.02 per share. Refer to "Risk Factors" beginning on Page 8.

Offering Period

The shares are being offered for a period not to exceed 90 days from the date this Prospectus is effective with the Securities and Exchange Commission, unless extended by the Company for an additional 90 days.

Terms of the Offering	The Selling Shareholders will determine when and how they will sell the common stock offered in this prospectus.

SUMMARY OF FINANCIAL INFORMATION

The following summary financial information for the periods stated summarizes certain information from our financial statements included elsewhere in this prospectus. You should read this information in conjunction with Management's Plan of Operations and the financial statements and the related notes thereto included in this prospectus.

Income Statement	For the period from March 26, 2007(Inception) to September 30, 2007 (Audited)	For the period from March 26, 2007(Inception) to December 31, 2007 (Unaudited)
Revenues	$800	$2,100
Net Income (Loss)	$(38,799)	$(52,303)
Net Income (Loss) per Share	$(0.00)	$(0.00)

Balance Sheet	As of September 30, 2007 (Audited)	As of December 31, 2007 (Unaudited)
Total Assets	$5,001	$2,633
Total Liabilities	$3,800	$14,936

RISK FACTORS

China Digital Ventures Corporation considers the following to be material risks to an investor in relationship to the purchase of its common shares through this Offering.

China Digital Ventures Corporation should be viewed as a high-risk investment and speculative in nature. An investment in CDVC's common stock may result in a complete loss in the amount invested.

THERE IS SUBSTANTIAL DOUBT ABOUT CDVC'S ABILITY TO CONTINUE AS A GOING CONCERN

Our auditor's report on our 2007 financial statements expresses an opinion that substantial doubt exists as to whether we can continue as an ongoing concern. Because our officer and director may be unable or unwilling to loan or advance any additional capital to CDVC, therefore, you may be investing in a company that will not have the funds necessary to continue its operations. See "September 30, 2007 Audited Financial Statements."

CDVC HAS NO OPERATING HISTORY, THUS THE COMPANY CANNOT PREDICT WHETHER IT WILL BE SUCCESSFUL IN REMAINING AN ONGOING CONCERN

CDVC is a development stage company that was only recently established in March 2007. Although CDVC has begun the process of setting up a web-site for sale of telecom services it has not begun its initial revenue generating operations. There can be no assurance that CDVC will ever reach a level of profitability. The revenue and income potential of CDVC's proposed business and operations is unproven, and the lack of operating history makes it difficult to evaluate the future prospects of the business.

CDVC'S WEBSITE IS NOT YET DEVELOPED, THERFORE, THERE IS NO ASSURANCE THAT CDVC'S ANTICIPATED BUSINESS WILL EVER GENERATE REVENUE

CDVC faces multiple risks associated with the development of a new and speculative business. The Company is a development stage business with limited service offerings and has limited assets totaling $ 5,001 as of September 30, 2007. In addition, CDVC will be subject to numerous risks, expenses, and difficulties typically encountered in the development of new business. There is no assurance that CDVC's anticipated business will ever be successful or profitable.

CDVC'S OPERATING RESULTS IN ONE OR MORE FUTURE PERIODS WILL LIKELY FLUCTUATE SIGNIFICANTLY

If, and when, CDVC begins operations, CDVC expects significant fluctuations in future results of operation due to a variety of factors, many of which are outside of our control, including, but not limited to:

*	Demand for and market acceptance of web based telecommunications products;

*	CDVC's ability to expand its market share;

*	Competitive factors that affect CDVC's pricing structure;

*	The variety and mix of telecom products CDVC sells;

*	The timing and magnitude of capital expenditures, including costs relating to the start-up, marketing, and continued expansion of operations;

*	Conditions specific to the telecom industry;

*	Changes in generally accepted accounting policies, especially those related to the Internet sales; and

*	New government regulation or legislation.

CDVC IS A START-UP COMPANY WITH LIMITED FUNDS; THEREFORE IT MAY NOT BE CAPABLE OF DEVELOPING ITS PROPOSED BUSINESS INTO A REVENUE GENERATING OPERATION
CDVC's ability to develop the business into a revenue generating operation will depend on a number of factors, which include the ability to:

*	Provide telecom services that are reliable, and cost effective;

*	Effectively market the telecom services;

*	Establish relationships with manufactures and distributors within telecom industry that will allow CDVC to sell products at a profit; and

*	Hire and retain qualified personnel and effectively respond to competition.

If CDVC is not successful in meeting these challenges and addressing the risks and uncertainties associated with operating a business with limited funds, CDVC would fail and any investment made in the common stock would significantly decline in value or be completely lost.

CDVC CURRENTLY HAS NO MAJOR CUSTOMERS; IF THE COMPANY IS UNABLE TO GAIN CUSTOMERS OR DEVELOP A MARKET ACCEPTANCE IN A RELATIVELY SHORT PERIOD OF TIME THE COMPANY WILL FAIL

Selling telecom services "on-line" is a relatively new and emerging market; there can be no assurance that customers will adopt CDVC's proposed business of selling these products through the Internet medium. Accordingly, CDVC cannot accurately estimate the potential demand for the products CDVC anticipates selling. CDVC believes that the acceptance of telecom services will depend on its ability to:

*	Effectively market CDVC's proposed website and provide competitive pricing of telecom service that it anticipates selling;

*	Provide high quality customer support and be able to attract and retain customers; and

*	Have the financial ability to withstand downturns in the general economic conditions or conditions that would slow sales of telecom services.

IF CDVC'S PLAN TO SELL TELECOM SERVICES TO CUSTOMERS THROUGH THE INTERNET IS NOT SUCCESSFUL, CDVC WOULD NOT BE ABLE TO GENERATE REVENUE, AND AS A RESULT INVESTORS WOULD LOSE THEIR ENTIRE INVESTMENT

CDVC plans to sell telecom services directly consumers through its proposed Internet website. The ability to achieve revenue growth in the future will depend on the ability to develop and maintain an effective website that will attract customers, the ability to hire qualified sales and technical personnel, and offer new telecom services and products. In addition, CDVC is dependent on several factors relating to the Internet as a whole, including the relatively new and unproven nature the Internet as a medium is for commerce. Although sales over the Internet have continued to develop and grow over the past few years the Internet is a developing market and long-term acceptance of the Internet as a sales medium has not been statistically proven. Only recently have a few select companies shown a reasonable profit through Internet business sales and commerce; there can be no assurance that a trend towards profitability will be achieved or be sustained by CDVC, of which would result in complete loss in its common share value.

CUSTOMER'S ORDERS MAY SUBSTANTIALLY VARY IN SIZE, MAKING IT DIFFICULT TO FORECAST QUARTERLY RESULTS AND CREATE FLUCTUATIONS IN FUTURE CASH FLOWS

CDVC's anticipated pricing structure for its proposed internet site will likely range from a few dollars to several hundred dollars. If customer orders are limited to lower volume services, or on average to lower priced service offerings, CDVC may show losses during these times and may not be able to recoup the losses with future revenue. Due to these factors CDVC's quarter-to-quarter comparisons of future operating results will not be a good indication of future performance.

IN THE FUTURE CDVC WILL BE REQUIRED TO INCREASE ITS OPERATING EXPENSES IN ORDER TO GROW; ANY INCREASE OF EXPENSES MAY NOT BE OFFSET WITH REVENUE, WHICH WILL RESULT IN SIGNIFICANT LOSSES

CDVC plans to increase operating expenses in order to bring about and support higher sales of telecom services, which will result in losses that CDVC may not be able to offset with revenues. Specifically, CDVC plans to increase operating expenses to expand sales and marketing operations. If revenue falls below our expectations in any quarter and CDVC is not able to quickly reduce spending in response, CDVC's operations will be adversely affected and may result in significant losses.

CDVC WILL NEED ADDITIONAL CAPITAL, CURRENTLY ESTIMATED AT $17,500 TO $70,000, TO EXPAND ITS PROPOSED BUSINESS AND REMAIN AS A GOING CONCERN, WITHOUT WHICH, THE COMPANY WOULD FAIL

As of September 30, 2007 the Company had $5,001 of cash on hand and available. CDVC anticipates expenses of approximately $20,000 relating to this offering.

The remaining proceeds after the expenses relating to this offering have been estimated at approximately $50,000. This estimated capital will be expended on continuing the development of the website (estimated at $4,500) and administrative/miscellaneous expenses ($10,000). The future expansion of the business, beyond the initial development stages, as described above will require significant capital to fund anticipated operating losses, working capital needs, marketing, and capital expenditures, estimated at $70,000. (See "Use of Proceeds" herein.)

Although, management believes during the next twelve months, CDVC will be able to meet its cash requirements after successfully raising the full proceeds from this prospectus, there can be no assurance CDVC will be successful in raising future proceeds or that its proposed business will be able to generate a level of revenue that can sustain the growth and expansion of the business. Any shortfall of capital, whether an inability to raise funds or generate revenue, would adversely impact the progress and development of the business.

Future equity or debt financing may not be available to CDVC on favorable terms, or perhaps may not be available at all. Borrowing instruments such as credit facilities and lease agreements will likely have restrictions on lending money to a start-up company with little or no assets, such as CDVC. CDVC's inability to obtain additional capital on satisfactory terms may delay or prevent the expansion of our business, which would cause the business and prospects to suffer.

CDVC WILL ENCOUNTER INTENSE COMPETITION, WHICH COULD LEAD TO GREATER EXPENSES IN ESTABLISHING A POSITION WITHIN THE MARKETPLACE; IF THE COMPANY IS UNABLE TO MEET THE DEMAND OF THESE EXPENSES THE BUSINESS WOULD FAIL

CDVC will face intense competition from other businesses that sell and distribute telecom services, including but not limited to Internet distributors and telecom services providers. The competitors will have longer operating histories, greater brand name recognition, and larger installed customer bases. Competition will pose the following hurdles to the success of CDVC:

*	The established competition will have significantly more financial resources, R&D facilities, and marketing experience than those of CDVC. The competition may create future developments that will render the Company's proposed business plan obsolete;

*	CDVC also expects to face competition from new entrants into its targeted industry segment. The Company anticipates that demand for telecom services will continue to grow. As this occurs, CDVC expects competition to become more intense and there can be no guarantee the Company will be able to remain competitive with new entries into the market;

*	CDVC will likely need to obtain and maintain certain technical, trademark, and patent advantages over its competitors. Maintaining such advantages will require a continued high level of investment by the CDVC in marketing, sales, and customer support;

*	There can be no assurance that CDVC will have sufficient resources to maintain its marketing, sales, and customer support efforts on a competitive basis, or that the Company will be able to make the technological advances necessary to maintain a competitive advantage with respect to its service offerings; and

*	Increased competition could result in price reductions, fewer product orders, and reduced operating margins, any of which could materially and adversely affect the Company's business.

CDVC IS DEPENDENT ON KEY PERSONNEL AND ANY TURNOVER COULD SERIOUSLY IMPEDE THE SUCCESS OF THE BUSINESS

CDVC success and execution of its business strategy will depend significantly upon the continuing contributions of, and on its ability to attract, train, and retain qualified personnel. In this regard, the Company is particularly dependent upon the services of Bing HE, its President and Director. CDVC does not have an employment agreement with its sole officer or director, and as a result there is no assurance that Bing HE will continue to manage CDVC in the future. The loss of the services of its Officer, or in the future any key employees would have a material adverse impact on the further development of CDVC's business.

THE OFFICER AND DIRECTOR, BING HE, IS EMPLOYED ELSEWHERE; THIS MAY CREATE A TIME CONFLICT OF INTEREST BETWEEN HIS CURRENT PRIORITIES AND CHINA DIGITAL VENTURE CORPORATION, WHICH COULD JEOPARDIZE FUTURE OPERATIONS

Mr. HE, the Officer/Director, is currently employed elsewhere. Mr. HE anticipates devoting a minimum of twelve to fifteen hours per month to the furtherance of the business over the next twelve months. This minimum amount of hours dedicated to the furtherance of CDVC may not be enough and therefore have a negative impact upon the growth of the business because on occasion more than fifteen hours may need to be spent on issues pertaining to CDVC and are not, due to other employment obligations currently held by Mr. HE.

THE LIMITED EXPERIENCE OF CDVC'S CURRENT MANAGEMENT COULD HINDER OPERATIONS AND THEREFORE LIMIT ANY POTENTIAL PROFITABILITY OF THE COMPANY

Current management of CDVC has had limited experience in the start-up and development of a new business. In consideration of management's other employment obligations and the minimal experience of operating a new business there are potential conflicts of interest in his acting as officer and directors of the Company.

CDVC CURRENTLY HAS ONE DIRECTOR, BING HE, WHO HAS SIGNIFICANT CONTROL ON ALL MATTERS SUBMITTED FOR STOCKHOLDER APPROVAL WHICH COULD RESULT IN CORPORATE DECISIONS THAT NEGATIVELY IMPACT OTHER SHAREHOLDERS

Currently, Mr. HE owns about 66.9% of CDVC's issued and outstanding common stock. As a result, he has significant control on the outcome of all matters submitted to a vote by stockholders, which may include the election of directors, amendments to the certificate of incorporation, and approval of significant corporate transactions.

NO DIVIDEND IS PAID BY CHINA DIGITAL VENTURES CORPORTATION TO ITS HOLDERS OF COMMON SHARES AND NO DIVIDEND IS ANTICIPATED TO BE PAID IN THE FORESEEABLE FUTURE, WHICH MAY DETER POTENTIAL INVESTORS FROM INVESTING IN ITS COMMON STOCK

CDVC has not paid any cash or other dividends on its Common Stock and does not expect to declare or pay any such cash dividends in the foreseeable future; this may prevent investors from investing in CDVC in the future.

INVESTORS WILL PAY MORE FOR CDVC'S COMMON STOCK THAN THE PRO RATA PORTION OF THE COMPANY'S ASSETS ARE WORTH; AS A RESULT INVESTING IN THE COMMON STOCK MAY RESULT IN AN IMMEDIATE LOSS TO SHAREHOLDERS

The arbitrary offering price of $0.02 per common share as determined herein, is substantially higher than the net tangible book value per share of CDVC's common stock. CDVC's assets do not substantiate a share price of $0.02 per share. This premium in share price applies to the terms of this offering and does not attempt to reflect any forward looking share price subsequent to the Company obtaining a listing on any exchange, or becoming quoted on the OTC Bulletin Board.

CDVC HAS NO PUBLIC MARKET FOR ITS STOCK AND THERE IS NO ASSURANCE ONE WILL EVER DEVELOP; IF A MARKET DOES NOT DEVELOP SHAREHOLDERS MAY NOT BE ABLE TO EVER SELL THEIR SHARES RESULTING IN A COMPLETE LOSS OF THEIR INVESTMENT

There is no public market for CDVC's shares of common stock. Selling Shareholders will be limited to selling the shares at $0.02 per share (set offering price per share pursuant to this prospectus) until the shares are quoted on the Over-The-Counter (OTC) Bulletin Board or an exchange. As such shareholders may not be able to find buyers of the Common Shares resulting in a complete loss of their investment.

VIRTUALLY ALL OF CDVC'S SHAREHOLDERS WILL BE SELLING ALL OF THEIR SHARES, WHICH COULD NEGATIVELY IMPACT THE SHARE PRICE

The Selling Shareholders may sell or attempt to sell all of their shares being registered herein; as a result, the price of the stock may fall. CDVC has a limited number of shares issued and outstanding. Sale of any significant amount of shares into the market would depress the share price and the share price may not appreciate thereafter.

THE COMPANY MAY NOT BE ABLE TO RAISE ANY FUNDS UNDER THE SELF-UNDERWRITTEN REGISTRATION IN THE EVENT THAT THE COMPANY IS QUOTED ON THE OTCBB

Once the Common Stock has been quoted on the OTCBB, the Company may not be able to raise any funds from the self-underwritten shares if the market price quoted on the OTCBB is below $0.02 per share. The Selling Shareholders may sell or attempt to sell all of their shares being registered herein at the prevailing market price or at a privately negotiated price, but the Company is limited to sell its self-underwritten shares at $0.02. If the market price falls below $0.02 per share, then the Selling Shareholders can sell their shares at the then prevailing market price, which could be below $0.02. The Company, however, may only sell its self-underwritten shares at an offering price of $0.02 per share, and thereby limits the Company’s ability to raise any funds in this circumstance.

RISKS RELATED TO DOING BUSINESS IN CHINA

PRC laws and regulations governing our businesses and the validity of certain of our contractual arrangements are uncertain. If we are found to be in violation, we could be subject to sanctions. In addition, changes in such PRC laws and regulations may materially and adversely affect our business.

There are substantial uncertainties regarding the interpretation and application of PRC laws and regulations, including, but not limited to, the laws and regulations governing our business, or the enforcement and performance of our contractual arrangements with certain of our affiliated Chinese entities. We are considered foreign persons or foreign invested enterprises under PRC law. As a result, we are subject to PRC law limitations on foreign ownership of telecom companies. These laws and regulations are relatively new and may be subject to change, and their official interpretation and enforcement may involve substantial uncertainty. The effectiveness of newly enacted laws, regulations or amendments may be delayed, resulting in detrimental reliance by foreign investors. New laws and regulations that affect existing and proposed future businesses may also be applied retroactively.

The PRC government has broad discretion in dealing with violations of laws and regulations, including levying fines, revoking business and other licenses and requiring actions necessary for compliance. In particular, licenses and permits issued or granted to us by relevant governmental bodies may be revoked at a later time by higher regulatory bodies. We cannot predict the effect of the interpretation of existing or new PRC laws or regulations on our businesses. We cannot assure you that our current operating structure would not be found in violation of any current or future PRC laws or regulations. As a result, we may be subject to sanctions, including fines, and could be required to restructure our operations or cease to provide certain services. Any of these or similar actions could significantly disrupt our business operations or restrict us from conducting a substantial portion of our business operations, which could materially and adversely affect our business, financial condition and results of operations.

Adverse changes in economic and political policies of the PRC government could have a material adverse effect on the overall economic growth of China, which could adversely affect our business.

As our telecom business offered through the internet expands, we expect an increasing portion of our business operations would likely be conducted in China. Accordingly, our results of operations, financial condition and prospects are subject to a significant degree to economic, political and legal developments in China. China's economy differs from the economies of most developed countries in many respects, including the amount of government involvement, level of development, growth rate, control of foreign exchange and allocation of resources. While China's economy has experienced significant growth in the past 20 years, growth has been uneven across different regions and among various economic sectors of China. The PRC government has implemented various measures to encourage economic development and guide the allocation of resources. Some of these measures benefit the overall PRC economy, but may also have a negative effect on us. For example, our financial condition and results of operations may be adversely affected by governmental control over capital investments or changes in tax regulations that are applicable to us. Since early 2004, the PRC government has implemented certain measures to control the pace of economic growth. Such measures may cause a decrease in the level of economic activity in China, which in turn could adversely affect our results of operations and financial condition.

Uncertainties with respect to the PRC legal system could adversely affect us.

We will conduct a substantial and increasing portion our business through newly incorporated subsidiaries and affiliated entities based in China. Our operations in China are governed by PRC laws and regulations. These new subsidiaries are generally subject to laws and regulations applicable to foreign investments in China and, in particular, laws applicable to wholly foreign-owned enterprises. The PRC legal system is based on written statutes. Prior court decisions may be cited for reference but have limited precedent value.

Since 1979, PRC legislation and regulations have significantly enhanced the protections afforded to various forms of foreign investments in China. However, China has not developed a fully integrated legal system and recently-enacted laws and regulations may not sufficiently cover all aspects of economic activities in China. In particular, because these laws and regulations are relatively new, and because of the limited published decisions and their non-binding nature, the interpretation and enforcement of these laws and regulations involve uncertainties. In addition, the PRC legal system is based in part on governmental policies and internal rules (some of which are not published on a timely basis or at all) that may have a retroactive effect. As a result, we may not be aware of our violation of these policies and rules until after the occurrence of the violation. In addition, any litigation in China may be protracted and result in substantial costs and diversion of resources and management attention.

Governmental control of currency conversion may affect the value of your investment.

The PRC government imposes controls on the conversion of RMB to foreign currencies and, in certain cases, the remittance of currencies out of China. As our internet telecom business expands, we expect to derive an increasing percentage of our revenues in RMB. Under our new structure in the future, we expect our income will be primarily derived from dividend payments from our PRC subsidiaries. Shortages in the availability of foreign currency may restrict the ability of our PRC subsidiaries and our affiliated entities to remit sufficient foreign currency to pay dividends or other payments to us, or otherwise satisfy their foreign currency denominated obligations. Under existing PRC foreign exchange regulations, payments of current account items, including profit distributions, interest payments and expenditures from trade-related transactions, can be made in foreign currencies without prior approval from the PRC State Administration of Foreign Exchange by complying with certain procedural requirements. However, approval from appropriate government authorities is required when RMB is to be converted into foreign currency and remitted out of China to pay capital expenses such as the repayment of bank loans denominated in foreign currencies. The PRC government may also at its discretion restrict access in the future to foreign currencies for current account transactions. If the foreign exchange control system prevents us from obtaining sufficient foreign currency to satisfy our demands, we may not be able to pay dividends in foreign currencies to our stockholders, including holders of our common stock.

Fluctuation in the value of RMB may have a material adverse effect on your investment.

The value of RMB against the U.S. dollar and other currencies may fluctuate and is affected by, among other things, changes in political and economic conditions. On July 21, 2005, the PRC government changed its decades-old policy of pegging the value of the RMB to the U.S. dollar. Under the new policy, the RMB is permitted to fluctuate within a narrow and managed band against a basket of foreign currencies. This change in policy has resulted in an approximately 2.0% appreciation of the RMB against the U.S. dollar. While the international reaction to the RMB revaluation has generally been positive, there remains significant international pressure on the PRC government to adopt a more flexible currency policy, which could result in a further and significant appreciation of the RMB against the U.S. dollar. As our internet telecom business continues to grow, a greater portion of our revenues and costs will be denominated in RMB, while a significant portion of our financial assets may be denominated in U.S. dollars. We expect to rely significantly on dividends and other fees paid to us by our subsidiaries and affiliated entities in China. Any significant revaluation of RMB may materially and adversely affect our cash flows, revenues, earnings and financial position, and the value of, and any dividends payable on, our common stock in U.S. dollars. For example, an appreciation of RMB against the U.S. dollar would make any new RMB denominated investments or expenditures more costly to us, to the extent that we need to convert U.S. dollars into RMB for such purposes.

We face risks related to health epidemics and other outbreaks.

Our business could be adversely affected by the effects of SARS, Avian Flu or another epidemic or outbreak. China reported a number of cases of SARS in April 2004. Any prolonged recurrence of SARS or other adverse public health developments in China may have a material adverse effect on our business operations. For instance, health or other governmental regulations adopted in response may require temporary closure of Internet cafes, which is one of the avenues where users could access our websites, or of our offices. Such closures would severely disrupt our business operations and adversely affect our results of operations. We have not adopted any written preventive measures or contingency plans to combat any future outbreak of SARS or any other epidemic.

FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements which relate to future events or our future financial performance. In some cases, you can identify forward-looking statements by terminology such as "may", "should", "expects", "plans", "anticipates", "believes", "estimates", "predicts", "potential" or "continue" or the negative of these terms or other comparable terminology. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks in the section entitled "Risk Factors" on pages 8 to 17, that may cause our or our industry’s actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements.

While these forward-looking statements, and any assumptions upon which they are based, are made in good faith and reflect our current judgment regarding the direction of our business, actual results will almost always vary, sometimes materially, from any estimates, predictions, projections, assumptions or other future performance suggested herein. Except required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results.

AVAILABLE INFORMATION

CDVC filed a registration statement on Form SB-2 with the Securities and Exchange Commission, under the Securities Act of 1933, covering the securities in this offering. As permitted by rules and regulations of the Commission, this prospectus does not contain all of the information in the registration statement. For further information regarding both China Digital Ventures Corporation and the securities in this offering, CDVC refers you to the registration statement, including all exhibits and schedules, which may be inspected without charge at the public reference facilities of the Commission's Washington, D.C. office, 450 Fifth Street, N.W., Washington, D.C. 20549. Copies may be obtained upon request and payment of prescribed fees.

As of the effective date of this prospectus, CDVC has become subject to the information requirements of the Securities Exchange Act of 1934. Accordingly, CDVC will be required to file reports and other information with the Commission. These materials will be available for inspection and copying at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549. Copies of the material may be obtained from the public reference section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission maintains an Internet Website located at www.sec.gov that contains reports, proxy and information statements and other information regarding issuers that file reports electronically with the Commission.

Copies of our Annual, Quarterly and other Reports filed with the Commission, starting with the Quarterly Report for the first quarter ended after the date of this prospectus (due 45 days after the end of the quarter) will also be available upon request, without charge, by writing to China Digital Ventures Corporation, Room 1001, 10 Building, Yumin Village, Heping Road, Luohu District, Shenzhen, China.

USE OF PROCEEDS

Our offering is being made on a self-underwritten basis - no minimum of shares must be sold in order for the offering to proceed. The offering price per share is $0.02. The following table below sets forth the uses of proceeds assuming the sale of 25%, 50%, 75% and 100% of the securities offered for sale in this offering by the Company.

We will not receive any proceeds from the sale of the common stock offered through this prospectus by the Selling Shareholders.

	If 25% of Shares are Sold	If 50% of Shares are Sold	If 75% of Shares are Sold	If 100% of Shares are Sold
Gross Proceeds from this Offering	$17,500	$35,000	$52,500	$70,000
Less: Offering Expenses
-Legal and Accounting	8,500	8,500	8,500	8,500
-SEC Filing Fees	1,000	1,000	1,000	1,000
-Postage/Printing	1,500	1,500	1,500	1,500
Total	$11,000	$11,000	$11,000	$11,000
Less: Business Development
-Web Development	3,000	10,000	20,000	20,000
-Marketing	-	9,000	14,000	29,000
Total	$3,000	$19,000	$34,000	$49,000
Less: Admin. Expenses
-Corp. State Fees	500	500	500	500
-Transfer Agent	2,000	2,000	2,000	2,000
-Telephone/Printing/Mail/Office	1,000	2,500	5,000	7,500
Total	$3,500	$5,000	$7,500	$10,000
Totals	$17,500	$35,000	$52,500	$70,000
	==========	==========	==========	==========
Investors must be aware that the above figures represent only estimated costs.

DETERMINATION OF OFFERING PRICE

Currently, there is no established public market for our common shares. As a result, the offering price and other terms and conditions relative to our shares have been arbitrarily determined by CDVC in order for us to raise up to a total of $70,000 in this offering. The offering price bears no relationship whatsoever to our assets, earnings, book value or other criteria of value. Among the factors considered were:

*	Our lack of operating history;

*	Proceeds to be raised by this offering;

*	The amount of capital to be contributed by purchasers in this Offering in proportion to the amount of stock to be retained by our existing Stockholders; and

*	Our cash requirements.

In addition, no investment banker, appraiser, or other independent third party has been consulted concerning the offering price for the shares or the fairness of the offering price considered for the shares.

SELLING SECURITY HOLDERS

The following table sets forth information as of October 8, 2007 with respect to the beneficial ownership of our common stock both before and after the offering. The table includes all those who beneficially own any of our outstanding common stock AND are selling their shares in the concurrent offering.

NOTE: Our sole office and director, Bing HE, as of the date of this Prospectus owns 8,700,000 common shares, which are subject to Rule 144 restrictions.

Selling Shareholders will still be limited to selling the shares at $0.02 per share (set offering price per share pursuant to this prospectus) until the shares are quoted on the Over-The-Counter (OTC) Bulletin Board or an exchange. To date, there have been no steps taken to list CDVC's common stock on any public exchange for listing.

The percentages determined in these calculations are based upon 13,208,000 of our common shares issued and outstanding as of the date of this Prospectus. The table set forth below shows the number of shares and percentage before and after the public offering.

All of the shares registered herein will become tradable on the effective date of this registration statement. The following table sets forth the beneficial ownership of the shares held by each person who is a selling security holder and by all selling security holders as a group.

Name of Selling Security Holder	Address of Selling Security Holder	Shares Owned Prior to This Offering	Percentage Owned Prior to This Offering	Total of Shares Offered For Sale	Total Shares After Offering	Percentage Owned After Offering

HUNG, Kwok Ping	Hong Kong, PRC	10,000	0.08%	10,000	0	0.0%
LAM, Kit Han	Hong Kong, PRC	10,000	0.08%	10,000	0	0.0%
WONG, Wai Ling	Hong Kong, PRC	10,000	0.08%	10,000	0	0.0%
LAM, Hong Shing	Hong Kong, PRC	10,000	0.08%	10,000	0	0.0%
KAN, Shu Fu	Fujian, PRC	10,000	0.08%	10,000	0	0.0%
LIU, Sha	Hubei, PRC	10,000	0.08%	10,000	0	0.0%
XU, Wei	Guangdong, PRC	10,000	0.08%	10,000	0	0.0%
QU, Xu Hua	Hunan, PRC	10,000	0.08%	10,000	0	0.0%
ZHANG, Yong Hui	Guangdong, PRC	10,000	0.08%	10,000	0	0.0%
HO, Benny	Vancouver, Canada	100,000	0.76%	100,000	0	0.0%
CHAN, Dennis	Hong Kong, PRC	10,000	0.08%	10,000	0	0.0%
LEE, Judy	Hong Kong, PRC	10,000	0.08%	10,000	0	0.0%
KWONG, Yat Leung	Vancouver, Canada	10,000	0.08%	10,000	0	0.0%
HO, Darren	Surrey, Canada	100,000	0.76%	100,000	0	0.0%
KWONG, Kiu Tai	Vancouver, Canada	10,000	0.08%	10,000	0	0.0%
KWONG, Peter	Vancouver, Canada	10,000	0.08%	10,000	0	0.0%
LI, Hang	Vancouver, Canada	10,000	0.08%	10,000	0	0.0%
KWONG, Steve	Vancouver, Canada	10,000	0.08%	10,000	0	0.0%
INOUE, Yoko	Vancouver, Canada	10,000	0.08%	10,000	0	0.0%
LAM, Fung Chu Karen	Hong Kong, PRC	10,000	0.08%	10,000	0	0.0%
----------------------	------------------	-----------	-----------	---------	---------	-----------
Selling Security Holders as a Group		380,000	2.90%	380,000	0	0.0%

The above 380,000 shares were acquired in April 2007 by non-U.S. citizens and these common shares were issued for total a consideration of $3,800, which was accounted for as a purchase of common stock. The shares offered for sale were not registered under the 1933 Act, and were offered and sold in reliance upon the exemptions specified in Regulation S promulgated pursuant thereto.

Excluding the mentioned officer and director herein and Ms. Ning HE who is the sister of Mr. Bing He and Mr. Lit Wai SUN who was the incorporator and first director of the Company, to our knowledge, none of the Selling Shareholders:

1.	Has had a material relationship with China Digital Ventures Corporation other than as a shareholder, as noted above at any time since inception, March 2007; or
2.	Has ever been an officer or director of China Digital Ventures Corporation.
The Selling Shareholders, as a group, are hereby registering 380,000 common shares, of which after the effective date of this registration statement, they may sell at any time.

In the event the Selling Shareholders receive payment for the sale of their shares, CDVC will not receive any of the proceeds from such sales. CDVC is bearing all expenses in connection with the registration of the shares of the Selling Shareholders.

PLAN OF DISTRIBUTION

We are offering up to 3,292,000 shares on a self-underwritten basis. The offering price has been set at $0.02 per share for the duration of the offering.

A group of Selling Shareholders is endeavoring to sell their shares of common stock at the same time and at the same price per share. Currently, the percentage of the total outstanding common stock being offered by the Selling Shareholders is approximately 2.90% based upon 13,208,000 of our common shares that are issued and outstanding as of the date of this Prospectus. CDVC will not receive the proceeds from the sale of the shares by the Selling Security holders.

By Selling Shareholders

Selling Shareholders will offer their shares at the designated price ($0.02) until their shares are quoted on the Over the Counter (OTC) Bulletin Board and thereafter at prevailing market prices or privately negotiated prices. We intend to apply to the NASD to have the prices of our shares quoted on the Over the Counter (OTC) Bulletin Board electronic quotation service.  To date no actions have been taken to apply to the NASD to have our shares listed on its Over the Counter (OTC) Bulletin Board quotation service.  Our common stock is not currently listed on any national exchange or electronic quotation system. Once a market develops, we will file a post-effective amendment to revise the cover page and plan of distribution to indicate that our shares are quoted on the Over the Counter (OTC) Bulletin Board quotation service and thereafter sales may be made at prevailing market prices or a privately negotiated prices. The Selling Shareholders may use any one or more of the following methods when selling shares:

1.	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

2.	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

3.	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

4.	an exchange distribution in accordance with the rules of the applicable exchange;

5.	privately negotiated transactions;

6.	a combination of any such methods of sale; and

7.	any other method permitted pursuant to applicable law.

Broker-dealers engaged by the Selling Shareholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Shareholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. The Selling Shareholders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved.

The Selling Stockholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be "underwriters" within the meaning of the Securities Act in connection with such sales.  In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

We agreed to keep this prospectus effective until the earlier of (i) the date on which the shares may be resold by the Selling Stockholder without registration and without regard to any volume limitations by reason of Rule 144(k) under the Securities Act or any other rule of similar effect or (ii) all of the shares have been sold pursuant to this prospectus or Rule 144 under the Securities Act or any other rule of similar effect. The resale shares will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from such registration or qualification requirement is available and is complied with.

We are required to pay all fees and expenses incident to the registration of the shares.
By Company

We will sell the shares only through Mr. Bing HE, our president and director. Mr. HE will receive no commission from the sale of any shares. He will not register as a broker/dealer under Section 15 of the Securities Exchange Act of 1934 in reliance upon Rule 3a4-1. Rule 3a4-1 sets forth those conditions under which a person associated with an issuer may participate in the offering of the issuer's securities and not be deemed to be a broker/dealer. The conditions are that:

1.	The person is not subject to a statutory disqualification, as that term is defined in Section 3(a)(39) of the Act, at the time of his participation;

2.	The person is not compensated in connection with his participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities;

3.	The person is not at the time of their participation, an associated person of a broker/-dealer; and

4.	The person meets the conditions of Paragraph (a)(4)(ii) of Rule 3a4-1 of the Exchange Act, in that he (A) primarily performs, or is intended primarily to perform at the end of the offering, substantial duties for or on behalf of the Issuer otherwise than in connection with transactions in securities; and (B) is not a broker or dealer, or an associated person of a broker or dealer, within the preceding twelve (12) months; and (C) do not participate in selling and offering of securities for any Issuer more than once every twelve (12) months other than in reliance on Paragraphs (a)(4)(i) or (a)(4)(iii).

Mr. HE is not statutorily disqualified, is not being compensated, and is not associated with a broker/dealer. He is and will continue to be our president and a director at the end of the offering and has not been during the last twelve months and is currently not a broker/dealer or associated with a broker/dealer. Mr. HE has not during the last twelve months and will not in the next twelve months offer or sell securities for another corporation. Mr. HE is not selling any of his shares in this offering and has not sold any during the last twelve months.

Only after our prospectus is effective by the SEC, do we intend to advertise, through tombstones, and hold investment meetings in various states where the offering will be registered. We will not use the Internet to advertise our offering. We will also distribute the prospectus to potential investors at the meetings and to our friends and relatives who are interested in us and a possible investment in the offering.

We confirm that we have not engaged and will not be engaging a finder in connection with this offering.
Offering Period and Expiration Date
This offering will start on the date of this prospectus and continue for a period of 90 days. We may extend the offering period for an additional 90 days, or unless the offering is completed.
Procedures for Subscribing
If you decide to subscribe for any shares in this offering, you must
1.	Execute and deliver a subscription agreement; and

2.	Deliver a check or certified funds to us for acceptance or rejection.
All checks or money orders for subscriptions must be made payable to "China Digital Ventures Corporation" or its Trustee
Right to Reject Subscriptions

We have the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. All moneys from rejected subscriptions will be returned immediately by us to the subscriber, without interest or deductions. Subscriptions for securities will be accepted or rejected within 48 hours after we receive them.

LEGAL PROCEEDINGS

CDVC is not a party to or aware of any threatened litigation of a material nature.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS, AND CONTROL PERSONS

The following table and subsequent discussion contains information concerning our directors and executive officers, their ages, term served and all of our officers and their positions, who will serve in the same capacity with CDVC upon completion of the offering.

Name	Age	Term Served	Title
Bing HE	35	Since inception	President, Director, Secretary, Treasurer and Chief Financial Officer
Mr. HE may be deemed a "promoter" of CDVC as that term is defined in the rules and regulations promulgated under the Securities and Exchange Act of 1933.

There are no other persons nominated or chosen to become directors or executive officers, nor do we have any employees other than above mentioned officer and director. The By-laws of CDVC require no less than one member on the board of directors and no more than ten.

CDVC is a development stage corporation, and is not a successor of any predecessor company or business.

Officer and Director Background:

Mr. Bing HE (or Bin HE): Mr. HE is the founder of China Digital Ventures Corporation and has acted as our President, Treasurer, Secretary and Director on March 27, 2007. He was appointed as Chief Financial Officer and Chief Executive Officer and Principal Accounting Officer on April 1, 2007. Bing HE has been working as the General Manager for a communication company in China for the past 5 years. During this time, he has been involved in all aspects of the operation including marketing, sales, technical and financial of the communication company. Mr. HE has a Bachelor of Engineering degree from Hubei TV and Radio University.

Currently CDVC has no employees other than the current officer and director, Bing HE, which may create potential conflicts of interest. The Officer anticipates devoting, at a, minimum twelve to fifteen hours per month to the furtherance of CDVC over the next twelve months. However, there is no guarantee that we will be successful in developing the business as we are subject to the many risks described in this Registration Statement beginning on page 8.

Our director holds office until the next annual meeting of shareholders and the election and qualification of their successors. The next such meeting is scheduled for March 2008. Directors receive no compensation for serving on the board of directors other than reimbursement of reasonable expenses incurred in attending meetings. Officers are appointed by the board of directors and serve at the discretion of the board.

We have not entered into any employment agreements with any of our employees, and employment arrangements are all subject to the discretion of our board of directors.
No executive Officer or Director of CDVC has been convicted in any criminal proceeding (excluding traffic violations) or is the subject of a criminal proceeding that is currently pending.
No executive Officer or Director of CDVC is the subject of any pending legal proceedings.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information with respect to the beneficial ownership of our Common Stock as it relates to our named Director and executive Officer, and each person known to CDVC to be the beneficial owner of more than five percent (5%) of said securities, and all of our directors and executive officers as a group:

Name and Position	Shares	Percent	Security

Bing, HE
President and Director	8,700,000	65.87%	Common

Officers and Directors as a Group	8,700,000	65.87%	Common

Ning, HE Room 101, No. 102 Huayi Road, Haizhu District,Guangzhou City, Guangdong Province, P.R.C	800,000	6.07%	Common

Mr. Bing HE’s address is Room 1001, 10 Building Yumin Village, Heping Road, Luohu District, Shenzhen, China.
The above referenced common shares were paid for and issued in March 2007, for consideration of $0.001 per share and total consideration of $8,700.

DESCRIPTION OF SECURITIES

The following statements set forth summaries of the material provisions of our Articles of Incorporation and Bylaws, and are qualified in their entirety by reference to the detailed provisions of our Articles of Incorporation and Bylaws, which have been provided as Exhibits to this registration statement. The shares registered pursuant to the registration statement of which this prospectus is a part, are shares of Common Stock, all of the same class and entitled to the same rights and privileges as all other shares of Common Stock.

Common Stock

CDVC's Articles of Incorporation authorizes the issuance of 75,000,000 shares of common stock, $0.001 par value per share. As of the date of this Prospectus, there are 13,208,000 common shares issued and outstanding. The holders of Common Stock are entitled to one vote for each share held of record on all matters to be voted on by the shareholders. There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50 percent of the Shares voted for the election of directors can elect all of the directors. The holders of Common Stock are entitled to receive dividends when, as and if declared by the board of directors out of funds legally available therefore. In the event of liquidation, dissolution, or winding up of CDVC, the holders of Common Stock are entitled to share ratably in all assets remaining available for distribution to them after payment of liabilities and after provision has been made for each class of stock, if any, having preference over the common stock. The holders of Common Stock do not have preemptive rights. In the future, preemptive rights may be granted by way of amendment of CDVC's articles of incorporation, which would require a vote by the board of directors and shareholders on such matter.

Preferred Stock
CDVC has not authorized any Preferred Stock, but in the future reserves the right to do so at the discretion of the shareholders and the board of directors.
Options and Warrants

CDVC does not presently have any options or warrants authorized or any securities that may be convertible into common stock. However, our Board of Directors may later determine to authorize options and warrants for CDVC.

Dividend Policy

CDVC has not previously paid any cash dividends on our common stock and do not anticipate or contemplate paying dividends on our common stock in the foreseeable future. Our present intention is to utilize all available funds for the development of our business. There is no assurance that CDVC will ever have excess funds available for the payment of dividends. The only legal restrictions that limit the ability to pay dividends on common equity or that are likely to do so in the future are those restrictions imposed by State Laws.

Transfer Agent
Currently, CDVC has not engaged the services of a Transfer Agent.
Additional Information Describing Stock

The above descriptions concerning the stock of CDVC do not purport to be complete. Reference is made to CDVC's Articles of Incorporation and By-Laws, which are included as exhibits to the registration statement of which this registration statement is a part and which are available for inspection at CDVC's office.

Penny Stock Regulation

Broker-dealer practices in connection with transactions in "penny stocks" are regulated by certain penny stock rules adopted by the Securities and Exchange Commission. Penny stocks generally are equity securities with a price of less than $5.00. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer's account. In addition, the penny stock rules generally require that prior to a transaction in a penny stock, the broker-dealer make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for a stock that becomes subject to the penny stock rules. As our shares immediately following this offering will likely be subject to such penny stock rules, investors in this offering will in all likelihood find it more difficult to sell their securities.

INTEREST OF NAMED EXPERTS AND COUNSEL

The financial statements of China Digital Ventures Corporation for the period from inception on March 26, 2007 to September 30, 2007 included in this prospectus have been audited by, Albert Wong & Co., an independent certified public accountant, as indicated in his report, and are included in this Prospectus in reliance on the report given upon the authority of that firm as experts in accounting and auditing.

The validity of the issuance of the common stock offered in this offering will be passed upon for China Digital Ventures Corporation by The Law Office of Joseph L. Emas, Attorney at Law and is included in this prospectus.

Except as stated above, no expert or counsel named in this registration statement as having prepared or certified any part of this statement or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or will receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant. Nor was any such person connected with the registrant as a promoter, managing or principal underwriter, voting trustee, Director, Officer, or employee.

DISCLOSURE OF COMMISSION POSITION ON

INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons in accordance with the provisions contained in our Articles of Incorporation and By-laws, Nevada law or otherwise, we have been advised that, in the opinion of the Securities and Exchange Commission, this indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. If a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit, or proceeding) is asserted by such director, officer or controlling person, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and we will follow the court's determination.

DESCRIPTION OF BUSINESS

General

China Digital Ventures Corporation was incorporated on March 26, 2007 in the State of Nevada. CDVC is a development stage company that plans to sell telecom services through the internet and other telecom related services directly to the commercial marketplace and individual consumers. The Company plans to develop and market an e-commerce enabled website which will attract prospective clientele and distribution partners. The Company's mailing address in Hong Kong is 26 Floor, 88 Lockhart Road, Wanchai, Hong Kong. The telephone number of our principal executive office is +852-31711209 Ext 321.

Overview – Telecom Market

The world’s largest mobile telecommunications market – China – has more mobile subscribers than the United States has citizens; the market boosts more than 500 million subscribers and is growing by 5 million per month. Since the first half of 2007, China’s communications industry has maintained stable and sound development. In the past few years, the Chinese government has established polices in the sprit of accomplishing the goal of becoming a prominent player in the global telecom industry. The Chinese market has maintained rapid growth in the first half of 2007. The total business volume of the telecom industry was about USD101 billion (RMB748 billion), growing at 26.1%. In the first half of 2007, the number of new phone users was 45.4 million and the total number of users was 874 million. However, the number of fixed phone users declined gradually month-by-month where as the number of new mobile phone users increased. In the first half of 2007, the number of new fixed line phone users is 4.8 million, which makes the total number of fixed phone users at 372 million consisting of about 254 million urban users and 118 million rural area users. Mobile phone users increased by 40.5 million in the first half of 2007, making the total number of mobile users at 501 million. It is predicted that the number will surpass 550 million in the second half of the year.

China’s telecom market is entering a stable growing adjustment period as its growth rate slowed during the first half of 2007. According to the statistics from the Ministry of Information Industry, the total business volume of telecom industry reached USD100 billion (RMB742 billion), up 26.1%.

China’s telecom market is a restricted market and centrally controlled by state owned firms. However there is tremendous market size for telecom services to the users in China. Through the use of web based marketing and sales strategies we can provide quality and reliable telecom services to customers in and outside China. The Company plans to profit by selling telecom services through its website (www.ngndial.com). Through the use of our proposed website and a targeted approach, CDVC feels that an opportunity exists to create a sizeable business.

CDVC has not incurred any significant research and development costs, and therefore does not expect to pass any such costs on to our prospective customers. At this time government approval is not necessary for our business, and CDVC is unaware of any significant government regulations that may impact its proposed business within the e-commerce marketplace.

Internet Industry

The distribution of services over the Internet is one of the fastest growing business segments in the world. Management believes that with the proper marketing campaign, CDVC's e-commerce enabled website can develop into a profitable business selling telecom services.

Target Market

While the market for telecom services is large and competitive, management believes it has identified potential target market for its service offering. The primary target market identified is the individual consumer and businesses as well as membership bases internet and online communities and user groups, and other globally associations that has a focal point to China or Chinese related businesses and communities.

Specifically, various Chinese internet and online communities and user groups and Overseas Chinese associations can be found in large cities in the United States or in the United Kingdom. In addition, many business operations and companies conduct business with Chinese companies and businesses, creating a valuable user group that will be able to utilize our online telecom platform.

Management believes these groups of individuals is ideal targets to not only purchase our services, but to successfully market our services for a variety of reasons:

1.	As members of a user group or association they are often provided attractive offers for their members. As such, the offer we are able to provide quality, reliable and cost competitive; and

2.	Overseas Chinese Association members and business owners dealing with Chinese businesses can use our service to reach their customers and business associates.

Based upon these factors management believes that internet or business user groups and associations would be a valuable and cost effective method for the distribution and sales of telecom services. Through this sales type approach, the user group members will be able to telecom services that they can sell to both their friends and corporate contacts that they may have. In effect, becoming resellers and independent sales agents and creating a network of customers, and for those interested that can also become sales agents as well.

Furthermore, as part of its plans, CDVC will try to develop a volume based, decreasing pricing model as incentive to customers who can resale to their network of friends and associates. Management believes by taking this approach it will minimize the costs associated with marketing, specifically expenses related to sales personnel.

Marketing

CDVC is currently in the process of developing its second phase of its Internet website with full electronic commerce capabilities and functionality to assist the network of independent resellers and sales agents. The website's address is www.ngndial.com. CDVC plans to market its website by developing a network of resellers and independent sales representatives, which will primarily be reliant upon "word of mouth" and referral dynamics of the user group and association members. CDVC cannot provide any assurance that association membership marketing will be effective for its proposed business operations.

The Company anticipates direct marketing and sales strategies towards development of a network of resellers and independent sales representatives. Some specific strategies include but are not limited to:

•	Distinctive Telecom Service offerings;

•	Tiered costing models based on volume and purchase frequency; and

•	Prizes, additional compensation and other incentive programs for top resellers sales people.

It is important to note that CDVC has not yet fully developed its website and there can be no assurance that CDVC will be able to implement any marketing campaigns and strategies successfully if and when the website becomes fully functional.

The Company also anticipates listing its website with search engines (target lists) in order to expose its site to individuals and business that may become potential customers for the Company as well as to individuals whom may be interested in becoming an affiliate sales representative for CDVC.

In addition to targeted lists, management plans to utilize targeted e-mail announcements, industry forums and corporate blog with information about CDVC products that can be sent to individual association members who have expressed an interest in receiving information regarding our telecom services; the op-in subscribers. The advantage of this method is that individuals have voluntarily signed up to receive e-mail messages about specific topics and are thereby more likely to read them. Response rates ranging from 1% to 5% are expected with targeted e-mails. CDVC plans to strive to maintain a clean corporate image by practicing proper "etiquette" when sending e-mail messages. In order to differentiate between e-mail messages that are voluntarily requested and true "spamming" from unwelcome sources, CDVC plans to only send targeted e-mail to those individuals who have voluntarily requested to receive such announcements, and always give the participants the option to remove themselves from the e-mail lists obtained from a third party source or compiled internally through CDVC proposed website.

Products and Services

CDVC is an emerging global provider of advanced communications services utilizing the VoIP over Internet Protocol (VOIP) technology. Internet protocol telephony is the real time transmission of voice communications in the form of digitalized packets of information over the Internet or a private network, similar to the way in which e-mail and other data is transmitted. VoIP services are expected to allow consumers and businesses to communicate in the future at dramatically reduced costs compared to traditional telephony networks.

The telecom services planned to offered are i) short number access dial codes where the customers will dial a short number usually 4-5 digits to access the platform to dial long distance, ii) dial back platform where higher costs calling countries i.e. China can make long distance calls using our internet website to initiate the calls with the intended number iii) broadband phone call services and iv) wifi phone services. All the above telecom services will be sold, managed and administered through our website. We will need to set up an online payment gateway to accept credit cards and debit cards, and gateways such as PAYPAL. The telecom platform will be rented through telecom equipment and infrast5ructure supplier. We may in future invest directly to own our telecom platform and infrastructure as our business develops.

Current Service Offerings:

CDVC has secured the domain name www.ngndial.com and has begun the development of its website and online e-commerce platform. CDVC has completed the first phase of its development for call back service and initiation through the internet. However, we still need to complete the development of the payment gateway to be fully capable as an e-commerce platform. This current services offerings can only be paid by cash or cheque. Investors must be aware that as of the date of this prospectus the website is not complete and is not capable of generating any significant revenues or acting as a tool for any affiliate sales agent or resellers.

If and when the offering as described herein is successful the Company plans to allocate the funds as follows depending upon the amount raised:

	If 25% of Shares are Sold	If 50% of Shares are Sold	If 75% of Shares are Sold	If 100% of Shares are Sold
Gross Proceeds from this Offering	$17,500	$35,000	$52,500	$70,000
Less: Offering Expenses
-Legal and Accounting	8,500	8,500	8,500	8,500
-SEC Filing Fees	1,000	1,000	1,000	1,000
-Postage/Printing	1,500	1,500	1,500	1,500
Total	$11,000	$11,000	$11,000	$11,000
Less: Business Development
-Web Development	3,000	10,000	20,000	20,000
-Marketing	-	9,000	14,000	29,000
Total	$3,000	$19,000	$34,000	$49,000
Less: Admin. Expenses
-Corp. State Fees	500	500	500	500
-Transfer Agent	2,000	2,000	2,000	2,000
-Telephone/Printing/Mail/Office	1,000	2,500	5,000	7,500
Total	$3,500	$5,000	$7,500	$10,000
Totals	$17,500	$35,000	$52,500	$70,000
	==========	==========	==========	==========

The Company plans the completed website to have telecom services that resellers and independent agents can readily navigate through and provide them with appropriate service information, sales support and service. Each of the service offerings will display specific telecom services such as volume rebates for different telecom service offerings.

The Company can make no guarantees or assurances that it will accomplish its goals within the dates specified. Moreover, management has no current plan to substitute any additional telecom services except those described herein. No guarantee or assurance can be made that CDVC's proposed business model will be effective in distributing these telecom services through the proposed e-commerce platform.

The website will be in Chinese first to cater to the target market. The website will be in English as and when we have the resources to implement the bilingual website.

The website will be designed to meet the Company’s strategy of providing a broad selection of telecom services giving resellers and independent agents the following benefits:

*	Compelling Service Offerings. A selection of desirable telecom services.

*

Competitive Pricing. By providing a broad selection of telecom services for volume purchase, the site will provide interested parties with relevant information and competitive pricing. In order to maintain competitive pricing, CDVC plans to monitor the competitor’s pricing and respond timely to any changes by the competition by adjusting our pricing to be competitive within the marketplace. CDVC will have to apportion time to accomplish this while attempting to keep costs of doing business at a minimum. There can be no assurance CDVC will be able to maintain it goal of competitive pricing; if it fails to do so the proposed business would suffer materially.

*

Business. With very little money and flexible terms, CDVC is providing independent sales representatives and resellers the ability to create a business with a recurring revenue stream (as sales representatives customers use the services, they will require more.)

*	Convenience. Through the website www.ngndial.com we will be able to provide telecom services to the overseas Chinese living in USA or Europe and as well to companies that do business with China.

*	Customers will be able to buy telecom services to suite their needs online. The website will enable them to browse, order, and purchase 24 hours a day and 7 days a week.

*

Customer Service. On the website, CDVC plans to have links labeled as "Customer Service" or "Questions about this Service?" where buyers can e-mail any question that they may have. CDVC plans to readily respond to the questions via e-mail and if necessary follow-up with a telephone call. As the business develops CDVC will be required to hire additional personal to ensure quick response to customers. If CDVC is unable top provide quality customer service it would materially impair the growth of the business.

CDVC believes it will have an advantage with the current competition by developing effective relationships with its clientele. Management believes this can be accomplished by combining the above benefits with consistently quality telecom and customer service. However, competitors may prove to be too dominating and prevent CDVC from ever establishing these relationships, as CDVC is currently a development stage business with no proven track record.

Potential investors should realize that as of the date of this Prospectus, CDVC is currently in the process of developing the Internet website and at this time it is not fully operational.

Even if CDVC is successful in developing and ultimately launching its proposed website (www.ngndial.com), its future success will be dependent on several critical factors including, but not limited to, successfully raising of capital, market acceptance, and management's continued focus on the development of the business. Furthermore, CDVC cannot assure investors that it will be able to overcome the risks described within this Registration Statement to meet the goal of its strategic business plan. (See Risk Factors, beginning on page 8.)

Once the website is fully operational, CDVC plans to seek to develop its own telecom platform and to apply for credit status with telecom carriers direct. At this time we will work with platform owners until such a time we have the necessary resources. Management believes that once the website is fully operational, platform owners or telecom carriers will be willing to provide credit status to CDVC; however, there can be no assurance or guarantee that this will be the case.

CDVC believes by providing a broad selection of telecom services along with detailed information about its services through its proposed website, it will be able to compete within the growing marketplace for telecom services.

Current Market Conditions

Management believes that the Internet as a medium for conducting business will continue to grow and will have a positive impact on its offerings. Management believes that the significant growth of companies already selling telecom services is a strong indication of the current and future demand, especially selling to the largest telecom market in the world. However, there can be no assurance that the Company is correct in its diagnosis of the future market of telecom services and as such each potential investor should conduct his/her own research of this marketplace.

Employees

CDVC has no employees. Presently, Mr. Bing HE, officer/director, plans to devote approximately a minimum of 12 -15 hours per month, on the business.

Competition

The telecom services market is extremely competitive as shown with the incumbent telecom carriers and other online telecom service providers. However, the majority of these carriers and vendors are not focused specifically focused on the overseas Chinese market and the business model with resellers and independent sales agents but rather their entire local telecom market. This focus on the Chinese market both domestic and overseas is what makes CDVC's opportunity significant. Management believes that by providing telecom services through its proposed website providing a high quality, user-friendly experience, where buyers will be comfortable in purchasing telecom services. Management believes this approach will enable the Company to differentiate itself from the current competition and grow quickly. However, CDVC currently has not fully developed its website and there can be no assurance that the Company will be able to develop a website to which buyers will be receptive to its proposed business platform.

In addition, there are companies that are already well established and have greater financial resources than those of CDVC such as the current "name brand" telecom service provider. CDVC would likely not be able to compete with these established companies if they dropped their price significantly. Also, additional start-up companies may exist seeking to capitalize within the same marketplace that CDVC anticipates profiting from, which would present additional competition to the Company that it may not be able to overcome, resulting in failure of the business plan.

In the telecom services marketplace, CDVC will be in direct competition on the provisioning of telecom services with established companies such as, www.skype.com, www.webcalldirect.com or www.webcall.co.za all of which have established websites that specialize in the distribution of telecom services or products. Although the market is highly competitive, management believes if it is able to maintain its current focus and successfully develop its proposed business platform as described herein it will able to compete effectively and eventually become a profitable company. Management cannot provide investors any assurance or guarantee that it will ever be successful in developing its business or become profitable in the future.

The information within this registration statement focuses primarily on details regarding telecom services and not on the industry as a whole in which CDVC plans to operate. Potential investors should conduct their own separate investigation of the marketplace in order to obtain a broader insight in assessing CDVC's future business prospects. For example, a potential investor may want to view websites of the competitors listed above.

Patents

China Digital Ventures Corporation holds no patents.

Government Regulation

Government approval is not necessary for our business, and it is anticipated that government regulations will have little or no effect on CDVC's proposed business.

MANAGEMENT DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

The following discussion should be read in conjunction with CDVC's audited financial statements, including the notes thereto, appearing elsewhere in this Prospectus.
Company Overview

CDVC was organized on March 26, 2007 and has not yet commenced any significant revenue-generating operations. Our common stock is not listed on any recognized exchange or quoted on any quotation medium. There can be no assurance that our common stock will ever be listed or quoted in the future or ever have a market develop for its common stock.

Results of Operations
FOR THE THREE MONTHS PERIOD ENDED DECEMBER 31, 2007 AND FOR THE PERIOD FROM MARCH 26, 2007 (INCEPTION) TO DECEMBER 31, 2007
REVENUES

The Company has realized revenue of $1,300 for the three months ended December 31, 2007. The Company incurred a costs of revenue of $910, achieving a gross profit of $390 for the three months ended December 31, 2007. We hope to generate additional revenue when we receive more contracts.

For the period from March 26, 2007 (date of inception) to December 31, 2007, the Company has realized revenue of $2,100, incurred a cost of revenue of $1,510 and achieved a gross profit of $590.
OPERATING EXPENSES

For the three months period ended December 31, 2007, our gross profit was $390 and our total operating expenses were $13,894, all of which were selling, general and administrative expenses. Our net loss to our shareholders for the three months ended December 31, 2007 was $13,504.

For the period form March 26, 2007 (date of inception) to December 31, 2007, the accumulated gross profit was $590, the total operating expenses was $52,893 which was all selling, general and administrative expenses and resulting in an accumulated net loss to our shareholders of $52,303.

Capital Resources and Liquidity

As of December 31, 2007, we had $1,633 in cash for a total assets of $2,633. In additional, the Company had a deposits payable of $6,300 accrued payables of $6,226 and due to related parties of $1,500 for a total liabilities of $14,936 at December 31, 2007.

We do not have sufficient resources to effectuate our business. We expect to incur a minimum of $20,000 in expenses during the next twelve months of operations. We estimate that this will be comprised of the following expenses: $3,000 in website development; $9,000 in other marketing expenses; and $8,000 will be needed for general overhead expenses such as for salaries, corporate legal and accounting fees, office overhead and general working capital.

Our auditors have indicated that we will have to raise the funds to pay for these expenses. The Company will try to raise the funds through the selling of its shares as set out in the prospectus registering 3,500,000 shares to be sold by the Company. The registration statement on Form SB-2 became effective on December 28, 2007. In addition, we may have to borrow money from shareholders. There can be no assurance that additional capital will be available to us. We currently have no agreements, arrangements or understanding with any person to obtain funds through bank loans, lines of credit or any other sources. Since we have no such arrangements or plans currently in effect, our inability to raise funds for a marketing program will have a severe negative impact on our ability to remain a viable company.

Going Concern Consideration

Our independent auditors included an explanatory paragraph in their report on the accompanying financial statements regarding concerns about our ability to continue as a going concern. Our financial statements contain additional note disclosures describing the circumstances that lead to this disclosure by our independent auditors.

Plan of Operations - General
Our plan of operations is to sell telecom services to businesses and individual consumers through our website at www.ngndial.com.

As of December 31, 2007, CDVC had $1,633 of cash on hand. Management believes this amount will not satisfy the cash requirements of CDVC for the next twelve months or until such a time additional proceeds are raised. CDVC plans to satisfy our future cash requirements by additional equity financing. This will be in the form of private placements of common stock as set out in this prospectus. There is no additional offering in the works at present. There can be no assurance that CDVC will be successful in raising additional equity financing, and, thus, be able to satisfy our future cash requirements, which primarily consist of working capital directed towards the development of the website and marketing campaigns, as well as legal and accounting fees. CDVC depends upon capital to be derived from future financing activities such as subsequent offerings of our stock. There can be no assurance that CDVC will be successful in raising the capital the Company requires. Management believes that if subsequent private placements are successful, CDVC will be able to generate revenue from online sales of telecom services and achieve market adoption within the following twelve to fifteen months thereof. However, investors should be aware that this is based upon speculation and there can be no assurance that the Company will ever be able reach a level of profitability.

As of the date of this registration statement CDVC has generated a few sales resulting in minimal net profit and it has not generated any other revenue through its proposed business. All additional proceeds received by CDVC were a result of the sale of its common stock.

CDVC does not anticipate any significant research of any products. The Company does not expect the purchase or sale of plant or any significant equipment, and CDVC does not anticipate any change in the number of employees. CDVC has no current material commitments.

CDVC has no current plans, preliminary or otherwise, to merge with any other entity.

CDVC is still considered to be a development stage company, with no significant revenue, and CDVC will be dependent upon the raising of additional capital through placement of our common stock in order to continue with the business plan. There can be no assurance that CDVC will be successful in raising the capital it requires through the sale of our common stock in order to continue as a going concern.

Management anticipates the following steps and related expenses within the next twelve months:
1.)

Complete the development of the website. Management has estimated the time frame to accomplish this to be the Second or Third Quarter of 2008, depending on availability of resources, and cost approximately $20,000

2.)	In addition, CDVC plans to allocate up to approximately $29,000 towards the initial phases of the marketing plan described herein.
3.)

CDVC has allocated $10,000 towards administrative expenses, which the Company plans to direct towards any deficiencies, if any, in the estimated expenses anticipated for completion of this registration statement and the completion of the website as described herein. Any additional funds allocated, as administrative expenses will be designated as working capital and used for miscellaneous corporate expenses including but not limited to office supplies and postage.

The specific steps anticipated over the next twelve months involve continuing to develop the website by adding service offerings, payment gateways, reseller administrative online access to the website. The service offerings will consist of i) short number access dial codes where the customers will dial a short number usually 4-5 digits to access the platform to dial long distance, ii) dial back platform where higher costs calling countries i.e. China can make long distance calls using our internet website to initiate the calls with the intended number iii) broadband phone call services and iv) WIFI phone services. All the above telecom services will be sold, managed and administered through our website.

We will need to set up an online payment gateway to accept credit cards and debit cards, and gateways such as PAYPAL. The telecom platform will be rented through telecom equipment and infrastructure supplier. We may in future invest directly to own our telecom platform and infrastructure as our business develops.

If and when the website is completed, over the subsequent twelve months, CDVC plans to allocate proceeds towards it marketing campaign directed specifically at building traffic "potential buyers" to its website. For this purpose management anticipates employing a third party who specializes in increasing web traffic to websites, such as www.HitWise.com, www.PerfectTraffic.com and/or www.WebSiteTraffic.com. However, even if CDVC is successful in developing its proposed website and contracting a third party to increase web traffic there can be no guarantee or assurance that individuals will buy any of the services listed on CDVC's website.

Additionally, management plans to develop a Company presentation after the website has been developed and is functional and contact various venture capitalists, private investment company(s), and other financial institutions. The second round of financing would be required after CDVC has fully developed its proposed website and has begun initial operations and is generating revenue. CDVC currently estimates that its proposed website will be fully operational by the end of the third quarter of 2008, depending on availability of funds.

As CDVC expands its business, it will likely incur losses. Management plans on funding these losses through revenues generated through its proposed website. If CDVC is unable to satisfy its capital requirements through its revenue production or if the Company is unable to raise additional capital through the sale of its common stock it may have to borrow funds in order to sustain its business. There can be no assurance or guarantee given that CDVC will be able to borrow funds because it is a new business and the future success of the Company is highly speculative.

Although management believes the above timeframes for the related business steps are conservative and can likely be accomplished by CDVC, potential investors should be aware that several unforeseen or unanticipated delays may impede CDVC from accomplishing the above-described steps such as:

*	Problems may arise during the development of the Internet website with the programming and testing that management cannot overcome, creating a time delay and additional costs;

*	CDVC may find that potential financiers are unreceptive to its business plan and provide no options to raise the additional capital required to funds its marketing campaign.

If either of these events should occur CDVC would not be able to continue as a going concern and investors would lose all of their investment. In addition to the above factors investors should carefully read the Risk Factors described herein beginning on page 8.

In the event additional funds are secured by CDVC there is no guarantee that the proposed marketing strategy will be effective in accomplishing the goals CDVC has set. This may force management to redirect its efforts and create the need for additional time, money, and resources, of which, CDVC may not be successful in providing.

At this time, management does not plan to commit any of their own funds towards the Company's development. If and when this changes, management will file the appropriate disclosures in a timely manner.

DESCRIPTION OF PROPERTY

CDVC's principle address is RM 1001, 10 Building, Yumin Village, Heping Road, Luohu District, Shenzhen, China. Mr. HE, Officer/Director, is currently providing his home office for CDVC's office and mailing address. Mr. HE plans to continue to contribute this office space at no cost to the Company until such a time that the Company begins operations. The telephone number is 86 755 61578170.

CDVC believes the property arrangement satisfies the Company's current needs and will be adequate up to the point that CDVC begins operations, which is currently estimated to be in the fourth quarter of 2007 at which point it may be required to rent or lease commercial property that is capable of providing adequate storage and office space. Management anticipates rent on a per month basis for adequate commercial space will cost CDVC approximately $1,500. This estimate is based upon local commercial spaces with approximately 500 to 1,000 square feet of office space. However, management plans to continue to utilize Mr. HE's home office until that space is no longer adequate. At this time no commercial property has been secured by CDVC and there can be no assurance that an adequate space will be found by CDVC when needed; or if adequate space can be found at the price currently estimated by management.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On March 27, 2007, 10,000,000 million common shares were issued to 3 individual shareholders paying a consideration of $0.001 per share, of which 8,700,000 shares of common stock were issued to Mr. Bing HE, Officer/Director, at a price of $0.001 per share. Mr. HE's common shares are deemed "restricted" according to Rule 144.

For the period between April 15, 2007 to April 27, 2007, 3,000,000 common shares were issued to forty-two (42) individual shareholders paying consideration of $0.01 per share. Twenty (20) of these individual shareholders is registering all of their holdings of CDVC's common stock within this Registration Statement.

Related Party Transactions

Currently, there are no contemplated transactions that CDVC may enter into with our officer, director or affiliates. If any such transactions are contemplated we will file such disclosure in a timely manner with the SEC on the proper form making such transaction available for the public to view.

CDVC has no formal written employment agreement or other contracts with our current officer, and there is no assurance that the services to be provided by him will be available for any specific length of time in the future. Mr. Bing HE anticipates initially devoting at a minimum of twelve to fifteen hours per month of their available time to CDVC's affairs. If and when the business operations increase and a more extensive time commitment is needed, Mr. Bing HE is prepared to devote more time to CDVC's affairs, in the event that becomes necessary. The amounts of compensation and other terms of any full time employment arrangements would be determined, if and when, such arrangements become necessary.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information

There is no trading market for CDVC's Common Stock at present and there has been no trading market to date. There is no assurance that a trading market will ever develop, or, if such a market does develop that it will continue.

Mr. Bing HE, officer and director, currently owns 8,700,000 shares of common stock. The shares were issued in March 2007 and are deemed restricted securities pursuant to Rule 144. The Company is not registering any of the 8,700,000 Rule 144 shares on this Registration Statement. In March 2008, the 8,700,000 Rule 144 shares purchased by Mr. HE will be eligible for sale pursuant to Rule 144(d)(1) and Rule 144(e)(1). However, the amount of shares that may be sold by Mr. HE will be limited to the amount of securities sold, together with all the sales of restricted and other sold common stock within the previous three months which shall not exceed the greater (i) one percent of the shares or other units of the class outstanding as shown by the most recent report or statement published by the Company, or (ii) if and when a market develops the average weekly reported volume of trading of the Common Stock on all national securities exchanges and quotation systems during the four calendar weeks preceding the filing notice required under Rule 144(h).

Holders
As of the date of this registration statement, there were a total of forty-four (44) active stockholders, including the officer and director.
Dividends
CDVC has not paid any dividends to date, and has no plans to do so in the foreseeable future.

EXECUTIVE COMPENSATION

CDVC has made no provisions for cash compensation or for non-cash compensation to our officers and directors. No salaries are being paid at the present time, and will not be paid unless, and until, there is available cash flow being generated from operations to pay salary. There have been no grants of options given to any of our executive officers since the inception of CDVC.

Summary Compensation Table

	Annual Compensation				Long-Term Compensation
Name and Principal Position	Year	Salary ($)	Bonus ($)	Other Annual Compensation ($)	Restricted Stock Awards ($)	Securities Underlying Options (#)	LTIP Payouts ($)	All Other Compensation ($)

Bing HE (1)	2007	-	-	-	-	-	-	-

(1)	Mr. Bing HE is the President, Director, Secretary, Treasurer, and Chief Executive Officer of CDVC.

CDVC does not presently have a stock option plan. However, in the future, CDVC may develop an incentive based stock option plan for our officers and directors and may reserve up to ten percent of our outstanding shares of common stock for that purpose.

CHANGES IN OR DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

CDVC has had no disagreements with its accountants, and has no further financial disclosure other than the financial statements included herein.

FINANCIAL STATEMENTS

1.	Audited financial statements for the period from March 26, 2007 (inception) to September 30, 2007.
2.	Unaudited consolidated financial statements for the three months ended December 31, 2007.

1. Audited financial statements for the period from March 26, 2007 (inception) to September 30, 2007

CHINA DIGITAL VENTURES CORPORATION

(A DEVELOPMENT STAGE COMPANY)

CONTNENT	PAGE

INDEPENDENT AUDITOR'S REPORT	F1-F2

BALANCE SHEETS	F3

STATEMENT OF OPERATION	F4

STATEMENT OF STOCKHOLDERS' DEFICIT	F5

STATEMENT OF CASH FLOWS	F6

NOTES TO FINANCIAL STATEMENTS	F7- F15

F-1

Independent Auditor’s Report

ALBERT WONG & CO.
CERTIFIED PUBLIC ACCOUNTANTS
7 Floor, Nan Dao Commercial Building
359-361 Queen's Road Central
Hong Kong
Tel : 2851 7954
Fax: 2545 4086

ALBERT WONG
B.Soc., Sc., LL.B., P.C.LL., Barrister-at-law, C.P.A.(Practising).

To the Stockholders and Board of Directors China Digital Ventures Corporation

We have audited the accompanying balance sheet of China Digital Ventures Corporation, a development stage company (the "Company") as of September 30, 2007 and the related statements of operations, stockholders’ deficit and cash flows for the period from March 26, 2007 (date of inception) to September 30, 2007. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit of these statements in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of China Digital Ventures Corporation as of September 30, 2007 and the results of its operations and its cash flows for the period from March 26, 2007 (date of inception) to September 30, 2007, in conformity with accounting principles generally accepted in the United States of America.

The Company’s financial statements are prepared using the generally accepted accounting principles applicable to a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business. The Company has accumulated deficit of $38,799 including net losses of $38,799 for the period from March 26, 2007 (date of inception) to September 30, 2007. These factors as discussed in Note 2 to the financial statements, raises substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Albert Wong & Co.
Certified Public Accountants
Hong Kong October 8, 2007

CHINA DIGITAL VENTURES CORPORATION (A DEVELOPMENT STAGE COMPANY) BALANCE SHEET AS AT SEPTEMBER 30, 2007 (Stated in US Dollars)

ASSETS	Note

Current assets:
Cash and cash equivalents		$ 5,001

Total assets		$ 5,001
		===========
LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Deposits payable		1,600
Accrued expenses		2,000
Due to related party	4	200

Total current liabilities		3,800

Stockholders' equity:
Common stock, $0.001 par value, 75,000,000 shares authorized;
13,000,000 shares issued and outstanding	5	13,000
Additional paid up capital	5	27,000
Deficit accumulated during the development stage		(38,799)
Total stockholders' retained earnings		1,201

Total liabilities and stockholders' equity		$ 5,001
		===========

See accompanying notes to financial statements

CHINA DIGITAL VENTURES CORPORATION (A DEVELOPMENT STAGE COMPANY) STATEMENTS OF OPERATIONS} FOR THE PERIOD FROM MARCH 26, 2007 (INCEPTION) TO SEPTEMBER 30, 2007 (Stated in US Dollars)

For the Period from
March 26, 2007
(inception) to
September 30, 2007

Net revenue	$ 800

Cost of revenue	600

Gross profit	200

Selling, general and administrative expense	38,999

Loss from operations	(38,799)

Other expense
Interest expense	-

Net loss	$ (38,799)
=================
Weighted average number of shares -
basic and diluted	13,000,000
=================
Loss per share - basic and diluted	$ (0.00)
=================

*Basic and diluted weighted average number of shares is the same since the Company does not have any dilutive securities

See accompanying notes to financial statements

CHINA DIGITAL VENTURES CORPORATION (A DEVELOPMENT STAGE COMPANY) STATEMENT OF STOCKHOLDERS' EQUITY FOR THE PERIOD FROM MARCH 26, 2007 (INCEPTION) TO SEPTEMBER 30, 2007 (Stated in US Dollars)

					Deficit
					accumulated
			Additional		during the	Total
	Common stock		paid-in	Deferred	development	stockholders'
	Shares	Amount	capital	compensation	stage	equity (deficit)

Balance at March 26, 2007	-	$-	$-	$-	$-	$-
(inception)

Issuance of founder shares for
services at $0.001 per share -
March 28, 2007	10,000,000	10,000	-	-	-	10,000

Sale of shares for cash at $0.01
per share - April 2007	3,000,000	3,000	27,000	-	-	30,000

Net loss	-	-	-	-	(38,799)	(38,799)

Balance at September 30, 2007	13,000,000	$13,000	$27,000	$-	$(38,799)	$1,201
	=======	=======	=======	=======	=======	=======

See accompanying notes to financial statements

CHINA DIGITAL VENTURES CORPORATION (A DEVELOPMENT STAGE COMPANY) STATEMENTS OF CASH FLOWS FOR THE PERIOD FROM MARCH 26, 2007 (INCEPTION) TO SEPTEMBER 30, 2007 (Stated in US Dollars)

For the period from March 26, 2007 (inception) to September 30, 2007

Cash flows from operating activities:
Net loss	$(38,799)
Increase in assets:
Prepaid expenses	-

Increase (decrease) in liabilities:
Deposits payable	1,600
Accrued expenses	2,000
Due to related parties	200

Total adjustments	3,800

Net cash used in operating activities	(34,999)

Cash flows from financing activities:
Issuance of common stock	40,000

Net cash provided by financing activities	40,000

Net increase in cash and cash equivalents	5,001

Cash and cash equivalents, beginning	-

Cash and cash equivalents, ending	$5,001
==========
Supplemental disclosure of cash flow information:
Interest paid	$-
==========
Income taxes paid	$-
==========

See accompanying notes to financial statements

CHINA DIGITAL VENTURES CORPORATION (A DEVELOPMENT STAGE COMPANY) NOTES TO THE FINANCIAL STATEMENTS FOR THE PERIOD FROM MARCH 26, 2007 (INCEPTION) TO SEPTEMBER 30, 2007 (Stated in US Dollars)

NOTE 1 ORGANIZATION

China Digital Ventures Corporation (the "Company") is a Nevada corporation, incorporated on March 26, 2007. The Company is currently a development stage enterprise, as defined by Statement of Financial Accounting Standard ("SFAS") NO. 7 "Accounting and Reporting for Enterprises in the Development Stage". The Company’s office is located in Shenzhen, China and its principal business is to provide web-based telecom services, focusing on Greater China.

As of September 30, 2007, the Company has commenced its operations in the web-based telecom business and has recorded minimal revenue. The Company has an operational office in Hong Kong and China.

NOTE 2 UNCERTAINTY OF ABILITY TO CONTINUE AS A GOING CONCERN

The Company's financial statements are prepared using the generally accepted accounting principles applicable to a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business. The Company has not generated significant revenues since inception and has never paid any dividends and is unlikely to pay dividends or generate significant earnings in the immediate or foreseeable future. The continuation of the Company as a going concern is dependent upon the ability of the Company to obtain necessary equity financing to continue operations and the attainment of profitable operations.

As of September 30, 2007, the Company has generated modest revenue and has incurred an accumulated deficit since inception totaling $38,799 at September 30, 2007 and its current assets exceed its current liabilities by $1,201. These financial statements do not include any adjustments relating to the classification of liabilities that might be necessary should the Company be unable to continue as a going concern. These factors noted above raise substantial doubts regarding the Company’s ability to continue as a going concern.

The Company intends to file an SB-2 Registration Statement with the United States Securities and Exchange Commission to register 3,500,000 share of common stock for sale by the Company at $0.02 per share for gross proceeds of $70,000. In addition, the Company intends to register 3,500,000 shares of commons stock held by existing shareholders for resale at $0.02 per share. The Company will not receive any proceeds with respect to the resale of shares held by existing shareholders.

CHINA DIGITAL VENTURES CORPORATION (A DEVELOPMENT STAGE COMPANY) NOTES TO THE FINANCIAL STATEMENTS FOR THE PERIOD FROM MARCH 26, 2007 (INCEPTION) TO SEPTEMBER 30, 2007 (Stated in US Dollars)

NOTE 3	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES & REALIZATION OF ASSETS

Basis of Presentation

These financial statements and related notes are presented in accordance with accounting principals generally accepted in the United States, and are expressed in U.S. dollars. The Company’s fiscal year end is September 30.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Basic and Diluted Net Income (Loss) Per Share

The Company computes net income (loss) per share in accordance with SFAS No. 128. "Earnings per Share". SFAS No. 128 requires presentation of both basic and diluted earnings per Share (EPS) on the face of the income statement. Basic EPS is computed by dividing net income (loss) available to common shareholders (numerator) by the weighted average number of shares outstanding (denominator) during the period. Diluted EPS gives effect to all dilutive potential common shares outstanding during the period using the treasury stock method and convertible preferred stock using the if-converted method. In computing diluted EPS, the average stock price for the period is used in determining the number of shares assumed to be purchased from the exercise of stock options or warrants. Diluted EPS excludes all dilutive potential shares if their effect is anti dilutive.

Fair Value of Financial Instruments

Statement of financial accounting standard No. 107, Disclosures about fair value of financial instruments, requires that the Company disclose estimated fair values of financial instruments. Unless otherwise indicated, the fair values of all reported assets and liabilities, which represent financial instruments, none of which are held for trading purposes, approximate are carrying values of such amounts.

Cash and Cash Equivalents

The Company considers all liquid investments with a maturity of three months or less from the date of purchase that are readily convertible into cash to be cash equivalents.

CHINA DIGITAL VENTURES CORPORATION (A DEVELOPMENT STAGE COMPANY) NOTES TO THE FINANCIAL STATEMENTS FOR THE PERIOD FROM MARCH 26, 2007 (INCEPTION) TO SEPTEMBER 30, 2007 (Stated in US Dollars)

NOTE 3	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES & REALIZATION OF ASSETS (CONTINUED)

Website Development Costs

The Company recognizes the costs associated with developing a website in accordance with the American Institute of Certified Public Accountants ("AICPA") Statement of Position ("SOP") NO. 98-1, "Accounting for the Costs of Computer Software Developed or Obtained for Internal Use". Relating to website development costs the Company follows the guidance pursuant to the Emerging Issues Task Force (EITF) NO.00-2, "Accounting for Website Development Costs".

Costs associated with the website consist primarily of website development costs paid to third party. These capitalized costs will be amortized based on their estimated useful life over three years upon the website becoming operational. Internal costs related to the development of website content will be charged to operations as incurred.

Income Tax

The Company accounts for income taxes under SFAS 109, "Accounting for Income Taxes."  Under the asset and liability method of SFAS 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases.  Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.  Under SFAS 109, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period the enactment occurs.  A valuation allowance is provided for certain deferred tax assets if it is more likely than not that the Company will not realize tax assets through future operations.

Foreign Currency Translation

The Company’s functional and reporting currency is the United States dollar. Monetary assets and liabilities denominated in foreign currencies are translated in accordance with SFAS no. 52 "Foreign Currency Translation" using the exchange rate prevailing at the balance sheet date. Gains and losses arising on translation or settlement of foreign currency denominated transactions or balances are included in the determination of income. Foreign currency transactions are primarily undertaken in Hong Kong dollars. The Company has not, to the date of these financial statements, entered into derivative instruments to offset the impact of foreign currency fluctuations.

CHINA DIGITAL VENTURES CORPORATION (A DEVELOPMENT STAGE COMPANY) NOTES TO THE FINANCIAL STATEMENTS FOR THE PERIOD FROM MARCH 26, 2007 (INCEPTION) TO SEPTEMBER 30, 2007 (Stated in US Dollars)

NOTE 3	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES & REALIZATION OF ASSETS (CONTINUED)

Stock-based compensation

SFAS No. 123 prescribes accounting and reporting standards for all stock-based compensation plans, including employee stock options, restricted stock, employee stock purchase plans and stock appreciation rights. SFAS No. 123 requires compensation expense to be recorded (i) using the new fair value method or (ii) using the existing accounting rules prescribed by Accounting Principles Board Opinion No. 25, "Accounting for stock issued to employees" (APB 25) and related interpretations with proforma disclosure of what net income and earnings per share would have been had the Company adopted the new fair value method. The Company has chosen to account for stock-based compensation using Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" and has adopted the disclosure only provisions of SFAS 123. Accordingly, compensation cost for stock options is measured as the excess, if any, of the quoted market price of the Company's stock at the date of the grant over the amount an employee is required to pay for the stock. The Company has not issued any stock or share based payments since its inception.

The Company accounts for stock-based compensation issued to non-employees and consultants in accordance with the provisions of SFAS 123 and the Emerging Issues Task Force consensus in Issue No. 96-18 ("EITF 96-18"), "Accounting for Equity Instruments that are Issued to Other Than Employees for Acquiring or in Conjunction with Selling, Goods or Services". Valuation of shares for services is based on the estimated fair market value of the services performed.

Issuance of shares for service

The Company accounts for the issuance of equity instruments to acquire goods and services based on the fair value of the goods and services or the fair value of the equity instrument at the time of issuance, whichever is more reliably measurable.

CHINA DIGITAL VENTURES CORPORATION (A DEVELOPMENT STAGE COMPANY) NOTES TO THE FINANCIAL STATEMENTS FOR THE PERIOD FROM MARCH 26, 2007 (INCEPTION) TO SEPTEMBER 30, 2007 (Stated in US Dollars)

NOTE 3	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES & REALIZATION OF ASSETS (CONTINUED)

Revenue Recognition

The Company recognizes its revenue in accordance with the Securities and Exchange Commissions ("SEC") Staff Accounting Bulletin No. 104, "Revenue Recognition in Financial Statements" ("SAB 104"). Revenue is recognized upon shipment, provided that evidence of an arrangement exists, title and risk of loss have passed to the customer, fees are fixed or determinable and collection of the related receivable is reasonably assured. Revenue is recorded net of estimated product returns, which is based upon the Company’s return policy, sales agreements, management estimates of potential future product returns related to current period revenue, current economic trends, changes in customer composition and historical experience.

Recent Pronouncements

In June 2006, the Financial Accounting Standards Board (FASB) issued FASB Integration No. 48, "Accounting for Uncertainty in Income Taxes, an interpretation of FASB Statements No. 109" (FIN 48). FIN 48 clarifies the accounting for uncertainty in income taxes by prescribing a two-step method of first evaluating whether a tax position has met a more likely than not recognition threshold and second, measuring that tax position to determine the amount of benefit to be recognized in the financial statements. Fin 48 provides guidance on the presentation of such positions within a classified statement of financial position as well as on derecognition, interest and penalties, accounting in interim periods, disclosure and transition. FIN 48 is effectively for fiscal years beginning after December 15, 2006. The adoption of this standard is not expected to have a material effect on the Company’s results of operations or financial condition.

FASB issued SFAS No. 155, "Accounting for Certain Hybrid Financial Instruments". SFAS No. 155 amends SFAS No 133, "Accounting for Derivative Instruments and Hedging Activities", and SFAF No. 140, "Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities". SFAS No. 155, permits fair value remeasurement for any hybrid financial instrument that contains an embedded derivative that otherwise would require bifurcation, clarifies which interest-only strips and principal-only strips are not subject to the requirements of SFAS No. 133, establishes a requirement to evaluate interest in securitized financial assets to identify interests that are freestanding derivatives or that are hybrid financial instruments that contain an embedded derivative requiring bifurcation, clarifies that concentrations of credit risk in the form of subordination are not embedded derivatives, and amends SFAS No. 140 to eliminate the prohibition on the qualifying special-purpose entity from holding a derivative financial instrument that pertains to a beneficial interest other than another derivative financial instrument. This statement is effective for all financial instruments acquired or issued after the beginning of the Company’s first fiscal year that begins after September 15, 2006. The Company has not evaluated the impact of this pronouncement its financial statements.

CHINA DIGITAL VENTURES CORPORATION (A DEVELOPMENT STAGE COMPANY) NOTES TO THE FINANCIAL STATEMENTS FOR THE PERIOD FROM MARCH 26, 2007 (INCEPTION) TO SEPTEMBER 30, 2007 (Stated in US Dollars)

NOTE 3	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES & REALIZATION OF ASSETS (CONTINUED)

Recent Pronouncements (Continued)

In May 2005, the FASB issued SFAS No. 154, entitled Accounting Changes and Error Corrections—a replacement of APB Opinion No. 20 and FASB Statement No. 3. This Statement replaces APB Opinion No. 20, Accounting Changes, and FASB Statement No. 3, Reporting Accounting Changes in Interim Financial Statements, and changes the requirements for the accounting for and reporting of a change in accounting principle. This Statement applies to all voluntary changes in accounting principle. It also applies to changes required by an accounting pronouncement in the unusual instance that the pronouncement does not include specific transition provisions. Opinion 20 previously required that most voluntary changes in accounting principle be recognized by including in net income of the period of the change the cumulative effect of changing to the new accounting principle. This Statement requires retrospective application to prior periods’ financial statements of changes in accounting principle, unless it is impracticable to determine either the period-specific effects or the cumulative effect of the change. This Statement defines retrospective application as the application of a different accounting principle to prior accounting periods as if that principle had always been used or as the adjustment of previously issued financial statements to reflect a change in the reporting entity. This Statement also redefines restatement as the revising of previously issued financial statements to reflect the correction of an error. The provisions of SFAS No. 154 are effective for accounting changes and correction of errors made in fiscal years beginning after December 15, 2005. The adoption of SFAS 154 did not impact the consolidated financial statements.

In September 2006, the FASB issued Statement of Financial Accounting Standards ("SFAS") No. 157, "Fair Value Measurements," or SFAS 157, which defines fair value, establishes a framework for measuring fair value in U.S. GAAP, and expands disclosures about fair value measurements. SFAS 157 applies under other accounting pronouncements that require or permit fair value measurements, where fair value is the relevant measurement attribute. The standard does not require any new fair value measurements. SFAS 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years. The Company is currently evaluating the impact of adopting SFAS 157 on its consolidated financial statements.

CHINA DIGITAL VENTURES CORPORATION (A DEVELOPMENT STAGE COMPANY) NOTES TO THE FINANCIAL STATEMENTS FOR THE PERIOD FROM MARCH 26, 2007 (INCEPTION) TO SEPTEMBER 30, 2007 (Stated in US Dollars)

NOTE 3	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES & REALIZATION OF ASSETS (CONTINUED)

Recent Pronouncements (Continued)

In February 2007, the FASB issued Statement of Financial Accounting Standards ("SFAS") 159, "The Fair Value Option for Financial Assets and Financial Liabilities - Including an Amendment of FASB Statement No. 115," or SFAS 159. SFAS 159 permits entities to choose to measure many financial instruments and certain other items at fair value. Entities that elect the fair value option will report unrealized gains and losses in earnings at each subsequent reporting date. The fair value option may be elected on an instrument-by-instrument basis, with a few exceptions. SFAS 159 also establishes presentation and disclosure requirements to facilitate comparisons between entities that choose different measurement attributes for similar assets and liabilities. The requirements of SFAS 159 are effective for the Company’s fiscal year beginning on October 1, 2008. The Company’s management is in the process of evaluating this guidance and therefore has not yet determined the impact that SFAS 159 will have on its financial statements upon adoption.

In September 2006, the SEC issued Staff Accounting Bulletin ("SAB") No. 108, or SAB 108, which provides guidance on the process of quantifying financial statement misstatements. In SAB 108, the SEC staff establishes an approach that requires quantification of financial statement errors, under both the iron-curtain and the roll-over methods, based on the effects of the error on each of our financial statements and the related financial statement disclosures. SAB 108 is generally effective for annual financial statements in the first fiscal year ending after November 15, 2006. The transition provisions of SAB 108 permits existing public companies to record the cumulative effect in the first year ending after November 15, 2006 by recording correcting adjustments to the carrying values of assets and liabilities as of the beginning of that year with the offsetting adjustment recorded to the opening balance of retained earnings. We do not expect that the adoption of SAB 108 would have a material effect on our consolidated financial statements.

NOTE 4 AMOUNT DUE TO RELATED PARTY

The amount due to shareholder is interest free, unsecured and due on demand. The balance of due to shareholder is $200 as of September 30, 2007.

CHINA DIGITAL VENTURES CORPORATION (A DEVELOPMENT STAGE COMPANY) NOTES TO THE FINANCIAL STATEMENTS FOR THE PERIOD FROM MARCH 26, 2007 (INCEPTION) TO SEPTEMBER 30, 2007 (Stated in US Dollars)

NOTE 5 COMMON STOCK

On March 27, 2007, the Company issued 10,000,000 shares of the Company at $0.001 per share for cash proceeds of $10,000, of which 8,700,000 shares were issued to the President of the Company for $8,700.

In between April 20, 2007 to April 30, 2007, the Company issued 3,000,000 shares of the Company at $0.01 per share for cash proceeds of $30,000.

NOTE 6 RELATED COMPANY TRANSACTIONS

During the period ended September 30, 2007, the Director subscribed for 8,700,000 shares in the Company at $0.001 per share for a total amount of $8,700. During the period for the 3 months from April to June 2007, the President received a total of US$3,000 as salary for establishing the business operation. Thereafter, the President did not receive any remuneration for his service from the Company.

CHINA DIGITAL VENTURES CORPORATION (A DEVELOPMENT STAGE COMPANY) NOTES TO THE FINANCIAL STATEMENTS FOR THE PERIOD FROM MARCH 26, 2007 (INCEPTION) TO SEPTEMBER 30, 2007 (Stated in US Dollars)

NOTE 7 INCOME TAXES

Potential benefits of income tax losses are not recognized in the accounts until realization is more likely than not. The Company has net operating losses of $38,799, which commence expiring in 2025. Pursuant to SFAS No. 109, the Company is required to compute tax asset benefits for net operating losses carried forward. Potential benefit of net operating losses have not been recognized in these financial statements because the Company cannot be assured it is more likely than not it will utilize the net operating losses carried forward in future years.

The Company is subject to United States income taxes at an approximately rate of 35%. The reconciliation of the provision (recovery) for income taxes at the United States federal statutory rate compared to the Company’s income tax expense is as follows.

September 30
2007
$

Net Loss	38,799
Expected Statutory Tax Rate	35%
13,580
Valuation Allowance	(13,580)
Income Tax expense (recovery)	-
==========
Significant components of the Company’s deferred tax assets as of September 30, 2007 are as follows:
$
US net operating loss carried forwards	13,580
Valuation Allowance	(13,580)
Net Deferred Tax Assets	-
==========

2. Unaudited consolidated financial statements for the three months ended December 31, 2007.

CHINA DIGITAL VENTURES CORPORATION
(A DEVELOPMENT STAGE COMPANY)

CONTNENT	PAGE

BALANCE SHEETS	F17

STATEMENT OF OPERATION	F18

STATEMENT OF STOCKHOLDERS' DEFICIT	F19

STATEMENT OF CASH FLOWS	F20

NOTES TO FINANCIAL STATEMENTS	F21- F26

CHINA DIGITAL VENTURES CORPORATION (A DEVELOPMENT STAGE COMPANY) CONDENSED BALANCE SHEET AS AT DECEMBER 31, 2007 (UNAUDITED) (Stated in US Dollars)

	Note	December 31, 2007	September 30, 2007
ASSETS		(Unaudited)	(Audited)
Current assets:
Cash and cash equivalents		$1,633	$5,001
Accounts receivable		1,000	-
		--------------------	-------------------
Total assets		$2,633	$5,001
		============	===========

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Accounts payables		$910	$-
Deposits and other payables		6,300	1,800
Accrued expenses		6,226	2,000
Amount due to a director		1,500	-
		-------------------	-------------------
Total current liabilities		14,936	3,800
		-------------------	-------------------

Stockholders’ deficit:
Common stock, $0.001 par value, 75,000,000 shares
authorized;13,000,000 shares issued and outstanding	4	$13,000	$13,000
Additional paid up capital	4	27,000	27,000
Deficit accumulated during the development stage		(52,303)	(38,799)
		-------------------	-------------------
Total stockholders’ deficit		$(12,303)	$1,201
		-------------------	-------------------
Total liabilities and stockholders’ equity		$2,633	$5,001
		============	===========

See accompanying notes to the financial statements

F17

CHINA DIGITAL VENTURES CORPORATION (A DEVELOPMENT STAGE COMPANY) CONDENSED STATEMENT OF OPERATION FOR THE THREE MONTHS ENDED DECEMBER 31, 2007 (UNAUDITED) (Stated in US Dollars)

		For the Period
	For the Three	from March 26,
	Months Ended	2007 (Inception)
	December 31,	to December 31,
	2007	2007
	-------------------	-------------------

Net Revenues	$1,300	$2,100
Cost of Revenues	910	1,510
	-------------------	-------------------
Gross Profits	390	590

Other General and Administrative Expenses	13,894	52,893
	-------------------	-------------------
Loss from Operations	(13,504)	(52,303)

Other Expenses
Interests	-	-
	-------------------	-------------------
Net Loss	$(13,504)	$(52,303)
	=============	=============

Weighted Average Basic and Diluted Shares Outstanding	13,000,000	13,000,000
	=============	=============

Loss Per Share – basic and diluted	$(0.00)	$(0.00)
	=============	=============

*Basic and diluted weighted average number of shares is the same since the Company does not have any dilutive securities

See accompanying notes to the financial statements

F18

CHINA DIGITAL VENTURES CORPORATION
(A DEVELOPMENT STAGE COMPANY)
STATEMENT OF STOCKHOLDERS’ EQUITY
FOR THE PERIOD FROM MARCH 26, 2007 (INCEPTION) TO DECEMBER 31, 2007
(UNAUDITED)
(Stated in US Dollars)

				Deficit
				accumulated
			Additional	during the	Total
	Common stock		paid-in	development	stockholders'
	Shares	Amount	capital	stage	equity

Balance at March 26, 2007	-	$-	$-	$-	$-
(inception)

Issuance of founder shares for
cash at $0.001 per share -
March 28, 2007	10,000,000	10,000	-	-	10,000

Sale of shares for cash at $0.01
per share – April 27, 2007	3,000,000	3,000	27,000	-	30,000

Net loss	-	-	-	(38,799)	(38,799)
	--------------	-------------	---------------	-------------	---------------

Balance at September 30, 2007	13,000,000	$13,000	$27,000	$(38,799)	$1,201
Net loss	-	-	-	(13,504)	(13,504)
	--------------	-------------	---------------	-------------	---------------

Balance at December 31, 2007	13,000,000	$13,000	$27,000	$(52,303)	$(12,303)
	=========	=========	=========	=========	========

F19

CHINA DIGITAL VENTURES CORPORATION (A DEVELOPMENT STAGE COMPANY) CONDENSED STATEMENT OF CASH FLOWS FOR THE THREE MONTHS ENDED DECEMBER 31, 2007 (UNAUDITED) (Stated in US Dollars)

		For the Period
	For the Three	from March 26, 2007
	Months Ended	(Inception) to
	December 31, 2007	December 31, 2007
	-----------------------	------------------------
Cash Flows from Operating Activities:
Net Loss	$(13,504)	$(52,303)

Adjustments to Reconcile Net Loss to Net Cash Used
in Operating Activities:
Changes in Assets and Liabilities:
Increase in Accounts Receivable	(1,000)	(1,000)
Increase in Accounts Payables	910	910
Increase in Accrued Expenses	4,226	6,226
Increase in Deposits and Other Payables	4,500	6,300
Increase in Due to a director	1,500	1,500
	-------------------	-------------------
Net Cash Used in Operating Activities	(3,368)	(38,367)
	-------------------	-------------------
Cash Flows from Investing Activities:	-	-
	-------------------	-------------------
Cash Flows from Financing Activities:
Proceeds from Sale of Common Stock	-	40,000
	-------------------	-------------------
Net Cash Provided by Financing Activities	-	40,000
	-------------------	-------------------
(Decrease)/Increase in Cash	(3,368)	1,633

Cash - Beginning of Period	5,001	-
	-------------------	-------------------
Cash - End of Period	$1,633	$1,633
	============	============

Supplemental Disclosures of Cash Flow Information:
Interest Paid	$-	$-
	============	============
Income Taxes Paid	$-	$-
	============	============

See accompanying notes to the financial statements

F20

CHINA DIGITAL VENTURES CORPORATION (A DEVELOPMENT STAGE COMPANY) NOTES TO THE CONDENSED FINANCIAL STATEMENTS FOR THE THREE MONTHS ENDED DECEMBER 31, 2007 (UNAUDITED) (Stated in US Dollars)

1.	ORGANIZATION

China Digital Ventures Corporation (the "Company") is a Nevada corporation, incorporated on March 26, 2007. The Company is currently a development stage enterprise, as defined by Statement of Financial Accounting Standard ("SFAS") NO. 7 "Accounting and Reporting for Enterprises in the Development Stage". The Company’s office is located in Shenzhen, China and its principal business is to provide web-based telecom services focus on Greater China.

As of December 31, 2007, the Company has commenced its operations in the web-based telecom business and has recorded minimal revenue. The Company has an operational office in Hong Kong and China.

2.	UNCERTAINTY OF ABILITY TO CONTINUE AS A GOING CONCERN

The Company's financial statements are prepared using the generally accepted accounting principles applicable to a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business. The Company has not generated significant revenues since inception and has never paid any dividends and is unlikely to pay dividends or generate significant earnings in the immediate or foreseeable future. The continuation of the Company as a going concern is dependent upon the ability of the Company to obtain necessary equity financing to continue operations and the attainment of profitable operations.

As of December 31, 2007, the Company has generated modest revenue and has incurred an accumulated deficit since inception totaling $52,303 at December 31, 2007 and its current assets exceed its current liabilities by $12,303. These financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern. These factors noted above raise substantial doubts regarding the Company’s ability to continue as a going concern.

The Company has filed a SB-2 Registration Statement with the United States Securities and Exchange Commission to register 3,500,000 shares of common stock for sale by certain selling shareholders at $0.02 per share for gross proceeds of $70,000. In additional, the Company registered 380,000 shares of commons stock held by existing shareholders for resale at $0.02 per share. The Company will not receive any proceeds with respect to the resale of shares held by existing shareholders. This SB-2 registration statement became effective on December 28, 2007.

3.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES & REALIZATION OF ASSETS

Basis of Presentation

The accompanying unaudited interim financial statements have been prepared in accordance with accounting principals generally accepted in the United States of America and the rules of the U.S. Securities and Exchange Commission, and should be read in conjunction with the audited financial statements and notes thereto for the period ended September 30, 2007. They do not include all information and footnotes required by accounting principles generally accepted in the United States of America for complete financial statements. However, except as disclosed herein, there has been no material change in the information disclosed in the notes to the financial statements for the period ended September 30, 2007 included in the Company Form 10-KSB filed with the Securities and Exchange Commission. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation of financial position and results of operations for the interim period presented have been included. Operating results for the interim period are not necessary indicative of the results that may be expected for the respective full year.

F21

CHINA DIGITAL VENTURES CORPORATION (A DEVELOPMENT STAGE COMPANY) NOTES TO THE CONDENSED FINANCIAL STATEMENTS FOR THE THREE MONTHS ENDED DECEMBER 31, 2007 (UNAUDITED) (Stated in US Dollars)

3.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES & REALIZATION OF ASSETS (CONTINUED)

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Basic and Diluted Net Income (Loss) Per Share

The Company computes net income (loss) per share in accordance with SFAS No. 128. "Earnings per Share". SFAS No. 128 requires presentation of both basic and diluted earnings per Share (EPS) on the face of the income statement. Basic EPS is computed by dividing net income (loss) available to common shareholders (numerator) by the weighted average number of shares outstanding (denominator) during the period. Diluted EPS gives effect to all dilutive potential common shares outstanding during the period using the treasury stock method and convertible preferred stock using the if-converted method. In computing diluted EPS, the average stock price for the period is used in determining the number of shares assumed to be purchased from the exercise of stock options or warrants. Diluted EPS excludes all dilutive potential shares if their effect is anti dilutive.

Fair Value of Financial Instruments

Statement of financial accounting standard No. 107, Disclosures about fair value of financial instruments, requires that the Company disclose estimated fair values of financial instruments. Unless otherwise indicated, the fair values of all reported assets and liabilities, which represent financial instruments, none of which are held for trading purposes, approximate are carrying values of such amounts.

Cash and Cash Equivalents

The Company considers all liquid investments with a maturity of three months or less from the date of purchase that are readily convertible into cash to be cash equivalents.

Website Development Costs

The Company recognizes the costs associated with developing a website in accordance with the American Institute of Certified Public Accountants ("AICPA") Statement of Position ("SOP") NO. 98-1, "Accounting for the Costs of Computer Software Developed or Obtained for Internal Use". Relating to website development costs the Company follows the guidance pursuant to the Emerging Issues Task Force (EITF) NO.00-2, "Accounting for Website Development Costs".

Costs associated with the website consist primarily of website development costs paid to third party. These capitalized costs will be amortized based on their estimated useful life over three years upon the website becoming operational. Internal costs related to the development of website content will be charged to operations as incurred.

F22

CHINA DIGITAL VENTURES CORPORATION (A DEVELOPMENT STAGE COMPANY) NOTES TO THE CONDENSED FINANCIAL STATEMENTS FOR THE THREE MONTHS ENDED DECEMBER 31, 2007 (UNAUDITED) (Stated in US Dollars)

3.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES & REALIZATION OF ASSETS (CONTINUED)

Income Tax

The Company accounts for income taxes under SFAS 109, "Accounting for Income Taxes."  Under the asset and liability method of SFAS 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases.  Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.  Under SFAS 109, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period the enactment occurs.  A valuation allowance is provided for certain deferred tax assets if it is more likely than not that the Company will not realize tax assets through future operations.

Foreign Currency Translation

The Company’s functional and reporting currency is the United States dollar. Monetary assets and liabilities denominated in foreign currencies are translated in accordance with SFAS no. 52 "Foreign Currency Translation" using the exchange rate prevailing at the balance sheet date. Gains and losses arising on translation or settlement of foreign currency denominated transactions or balances are included in the determination of income. Foreign currency transactions are primarily undertaken in Hong Kong dollars. The Company has not, to the date of these financial statements, entered into derivative instruments to offset the impact of foreign currency fluctuations.

Stock-based compensation

SFAS No. 123 prescribes accounting and reporting standards for all stock-based compensation plans, including employee stock options, restricted stock, employee stock purchase plans and stock appreciation rights. SFAS No. 123 requires compensation expense to be recorded (i) using the new fair value method or (ii) using the existing accounting rules prescribed by Accounting Principles Board Opinion No. 25, "Accounting for stock issued to employees" (APB 25) and related interpretations with proforma disclosure of what net income and earnings per share would have been had the Company adopted the new fair value method. The Company has chosen to account for stock-based compensation using Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" and has adopted the disclosure only provisions of SFAS 123. Accordingly, compensation cost for stock options is measured as the excess, if any, of the quoted market price of the Company's stock at the date of the grant over the amount an employee is required to pay for the stock. The Company has not issued any stock or share based payments since its inception.

The Company accounts for stock-based compensation issued to non-employees and consultants in accordance with the provisions of SFAS 123 and the Emerging Issues Task Force consensus in Issue No. 96-18 ("EITF 96-18"), "Accounting for Equity Instruments that are Issued to Other Than Employees for Acquiring or in Conjunction with Selling, Goods or Services". Valuation of shares for services is based on the estimated fair market value of the services performed.

F23

CHINA DIGITAL VENTURES CORPORATION (A DEVELOPMENT STAGE COMPANY) NOTES TO THE CONDENSED FINANCIAL STATEMENTS FOR THE THREE MONTHS ENDED DECEMBER 31, 2007 (UNAUDITED) (Stated in US Dollars)

3.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES & REALIZATION OF ASSETS (CONTINUED)

Issuance of shares for service

The Company accounts for the issuance of equity instruments to acquire goods and services based on the fair value of the goods and services or the fair value of the equity instrument at the time of issuance, whichever is more reliably measurable.

Revenue Recognition

The Company recognizes its revenue in accordance with the Securities and Exchange Commissions ("SEC") Staff Accounting Bulletin No. 104, "Revenue Recognition in Financial Statements" ("SAB 104"). Revenue is recognized upon shipment, provided that evidence of an arrangement exists, title and risk of loss have passed to the customer, fees are fixed or determinable and collection of the related receivable is reasonably assured. Revenue is recorded net of estimated product returns, which is based upon the Company’s return policy, sales agreements, management estimates of potential future product returns related to current period revenue, current economic trends, changes in customer composition and historical experience.

Recent Pronouncements

In June 2006, the Financial Accounting Standards Board (FASB) issued FASB Integration No. 48, "Accounting for Uncertainty in Income Taxes, an interpretation of FASB Statements No. 109" (FIN 48). FIN 48 clarifies the accounting for uncertainty in income taxes by prescribing a two-step method of first evaluating whether a tax position has met a more likely than not recognition threshold and second, measuring that tax position to determine the amount of benefit to be recognized in the financial statements. Fin 48 provides guidance on the presentation of such positions within a classified statement of financial position as well as on derecognition, interest and penalties, accounting in interim periods, disclosure and transition. FIN 48 is effectively for fiscal years beginning after December 15, 2006. The adoption of this standard is not expected to have a material effect on the Company’s results of operations or financial condition.

FASB issued SFAS No. 155, "Accounting for Certain Hybrid Financial Instruments". SFAS No. 155 amends SFAS No 133, "Accounting for Derivative Instruments and Hedging Activities", and SFAF No. 140, "Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities". SFAS No. 155, permits fair value remeasurement for any hybrid financial instrument that contains an embedded derivative that otherwise would require bifurcation, clarifies which interest-only strips and principal-only strips are not subject to the requirements of SFAS No. 133, establishes a requirement to evaluate interest in securitized financial assets to identify interests that are freestanding derivatives or that are hybrid financial instruments that contain an embedded derivative requiring bifurcation, clarifies that concentrations of credit risk in the form of subordination are not embedded derivatives, and amends SFAS No. 140 to eliminate the prohibition on the qualifying special-purpose entity from holding a derivative financial instrument that pertains to a beneficial interest other than another derivative financial instrument. This statement is effective for all financial instruments acquired or issued after the beginning of the Company’s first fiscal year that begins after September 15, 2006. The Company has not evaluated the impact of this pronouncement its financial statements.

F24

CHINA DIGITAL VENTURES CORPORATION (A DEVELOPMENT STAGE COMPANY) NOTES TO THE CONDENSED FINANCIAL STATEMENTS FOR THE THREE MONTHS ENDED DECEMBER 31, 2007 (UNAUDITED) (Stated in US Dollars)

3.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES & REALIZATION OF ASSETS (CONTINUED)

Recent Pronouncements (continued)

In May 2005, the FASB issued SFAS No. 154, entitled Accounting Changes and Error Corrections—a replacement of APB Opinion No. 20 and FASB Statement No. 3. This Statement replaces APB Opinion No. 20, Accounting Changes, and FASB Statement No. 3, Reporting Accounting Changes in Interim Financial Statements, and changes the requirements for the accounting for and reporting of a change in accounting principle. This Statement applies to all voluntary changes in accounting principle. It also applies to changes required by an accounting pronouncement in the unusual instance that the pronouncement does not include specific transition provisions. Opinion 20 previously required that most voluntary changes in accounting principle be recognized by including in net income of the period of the change the cumulative effect of changing to the new accounting principle. This Statement requires retrospective application to prior periods’ financial statements of changes in accounting principle, unless it is impracticable to determine either the period-specific effects or the cumulative effect of the change. This Statement defines retrospective application as the application of a different accounting principle to prior accounting periods as if that principle had always been used or as the adjustment of previously issued financial statements to reflect a change in the reporting entity. This Statement also redefines restatement as the revising of previously issued financial statements to reflect the correction of an error. The provisions of SFAS No. 154 are effective for accounting changes and correction of errors made in fiscal years beginning after December 15, 2005. The adoption of SFAS 154 did not impact the consolidated financial statements.

In September 2006, the FASB issued Statement of Financial Accounting Standards ("SFAS") No. 157, "Fair Value Measurements," or SFAS 157, which defines fair value, establishes a framework for measuring fair value in U.S. GAAP, and expands disclosures about fair value measurements. SFAS 157 applies under other accounting pronouncements that require or permit fair value measurements, where fair value is the relevant measurement attribute. The standard does not require any new fair value measurements. SFAS 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years. The Company is currently evaluating the impact of adopting SFAS 157 on its consolidated financial statements.

In February 2007, the FASB issued Statement of Financial Accounting Standards ("SFAS") 159, "The Fair Value Option for Financial Assets and Financial Liabilities - Including an Amendment of FASB Statement No. 115," or SFAS 159. SFAS 159 permits entities to choose to measure many financial instruments and certain other items at fair value. Entities that elect the fair value option will report unrealized gains and losses in earnings at each subsequent reporting date. The fair value option may be elected on an instrument-by-instrument basis, with a few exceptions. SFAS 159 also establishes presentation and disclosure requirements to facilitate comparisons between entities that choose different measurement attributes for similar assets and liabilities. The requirements of SFAS 159 are effective for the Company’s fiscal year beginning on October 1, 2008. The Company’s management is in the process of evaluating this guidance and therefore has not yet determined the impact that SFAS 159 will have on its financial statements upon adoption.

F25

CHINA DIGITAL VENTURES CORPORATION (A DEVELOPMENT STAGE COMPANY) NOTES TO THE CONDENSED FINANCIAL STATEMENTS FOR THE THREE MONTHS ENDED DECEMBER 31, 2007 (UNAUDITED) (Stated in US Dollars)

3.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES & REALIZATION OF ASSETS (CONTINUED)

Recent Pronouncements (continued)

In September 2006, the SEC issued Staff Accounting Bulletin ("SAB") No. 108, or SAB 108, which provides guidance on the process of quantifying financial statement misstatements. In SAB 108, the SEC staff establishes an approach that requires quantification of financial statement errors, under both the iron-curtain and the roll-over methods, based on the effects of the error on each of our financial statements and the related financial statement disclosures. SAB 108 is generally effective for annual financial statements in the first fiscal year ending after November 15, 2006. The transition provisions of SAB 108 permits existing public companies to record the cumulative effect in the first year ending after November 15, 2006 by recording correcting adjustments to the carrying values of assets and liabilities as of the beginning of that year with the offsetting adjustment recorded to the opening balance of retained earnings. We do not expect that the adoption of SAB 108 would have a material effect on our consolidated financial statements.

4.	COMMON STOCK

There were no shares issued during the three months ended December 31, 2007.

5.	RELATED COMPANY TRANSACTIONS

During the three months ended December 31, 2007 and for the period from March 26, 2007 (date of inception) to December 31, 2007, the President received $1,500 and $4,500, respectively, for his services as consultant to the Company.

During the period from March 26, 2007 (date of inception) to December 31, 2007 the Director subscribed for 8,700,000 shares in the Company at $0.001 per share for a total amount of $8,700.

6.	SUBSEQUENT EVENTS

Subsequent to the balance sheet date on February 14, 2008, the Company sold 38,000 shares in the Company to investors at $0.02 per share for a total proceeds of $760 under the Registration Statement for registering 3,500,000 shares in the Company that became effective by the SEC on December 28, 2007.

F26

PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Our officers and directors are indemnified as provided by the Nevada Revised Statutes ("NRS") and our bylaws.

Under the NRS, director immunity from liability to a company or its shareholders for monetary liabilities applies automatically unless it is specifically limited by a company's articles of incorporation that is not the case with our articles of incorporation. Excepted from that immunity are:

(1)	a willful failure to deal fairly with the company or its shareholders in connection with a matter in which the director has a material conflict of interest;

(2)	a violation of criminal law (unless the director had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful);

(3)	a transaction from which the director derived an improper personal profit; and

(4)	willful misconduct.

Our bylaws provide that we will indemnify our directors and officers to the fullest extent not prohibited by Nevada law; provided, however, that we may modify the extent of such indemnification by individual contracts with our directors and officers; and, provided, further, that we shall not be required to indemnify any director or officer in connection with any proceeding (or part thereof) initiated by such person unless:

(1)	such indemnification is expressly required to be made by law;

(2)	the proceeding was authorized by our Board of Directors;

(3)	such indemnification is provided by us, in our sole discretion, pursuant to the powers vested us under Nevada law; or

(4)	such indemnification is required to be made pursuant to the bylaws.

Our bylaws provide that we will advance all expenses incurred to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was our director or officer, or is or was serving at our request as a director or executive officer of another company, partnership, joint venture, trust or other enterprise, prior to the final disposition of the proceeding, promptly following request. This advance of expenses is to be made upon receipt of an undertaking by or on behalf of such person to repay said amounts should it be ultimately determined that the person was not entitled to be indemnified under our bylaws or otherwise.

Our bylaws also provide that no advance shall be made by us to any officer in any action, suit or proceeding, whether civil, criminal, administrative or investigative, if a determination is reasonably and promptly made: (a) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to the proceeding; or (b) if such quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, that the facts known to the decision- making party at the time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to our best interests.

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth all estimated costs and expenses, other than underwriting discounts, commissions, and expense allowances, payable by the issuer in connection with the maximum offering for the securities included in this registration statement:

Amount
- Legal & Accounting Services	$27,500

- Postage/Printing	1,500

- SEC Filing Fees	1,000

Total	$30,000
============================================

Note: All expenses are estimates.

RECENT SALES OF UNREGISTERED SECURITIES

We completed an offering of 10,000,000 shares of our common stock at a price of $0.001 per share to a total of three (3) purchasers on March 27, 2007. The total amount received from this offering was $10,000. We completed this offering pursuant to Regulation S of the Securities Act. Of these shares, 8,700,000 were issued to Mr. Bing HE, our president, chief executive officer, treasurer, secretary and sole director. All three (3) investors were outside the United States and are non-US persons.

We completed a private placement of 3,000,000 shares of our common stock pursuant to Regulation S of the 1933 Act on April 27, 2007 to 42 shareholders. All shares were issued at a price of $0.01 per share. We received proceeds of $30,000 from the offering. Each purchaser represented to us that the purchaser was a Non-US Person as defined in Regulation S. We did not engage in a distribution of this offering in the United States. Each purchaser represented their intention to acquire the securities for investment only and not with a view toward distribution. Appropriate legends were affixed to the stock certificates issued in accordance with Regulation S. All purchasers were given adequate access to sufficient information about us to make an informed investment decision. None of the securities were sold through an underwriter and accordingly, there were no underwriting discounts or commissions involved. The Selling Stockholders named in this prospectus include all of the purchasers who purchased shares pursuant to this Regulation S offering.

INDEX TO EXHIBITS

The following exhibits are filed as part of this Registration Statement:

Number	Exhibit Name

3.1	Articles of Incorporation, as amended (1)
3.2	Bylaws (1)
5.1	Legal opinion of (Joseph I. Emas, Attorney At Law) (1)
23.1	Consent of Albert Wong & Co., CPA
23.2	Consent of Counsel (included in Exhibit 5.1) (1)

(1)	Incorporated by reference to our Registration Statement on Form SB-2 filed with the SEC on October 16, 2007.

All other Exhibits called for by Rule 601 of Regulation S-B are not applicable to this filing. Information pertaining to our common stock is contained in our Articles of Incorporation and By-Laws.

UNDERTAKINGS

The undersigned registrant hereby undertakes:

1.	To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

(a)	include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(b)

reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information set forth in this registration statement; and notwithstanding the forgoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration Statement; and

(c)	include any additional or changed material information on the plan of distribution.

2.

That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.	To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the offering.

4.

That, for determining our liability under the Securities Act to any purchaser in the initial distribution of the securities, we undertake that in a primary offering of our securities pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, we will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	any preliminary prospectus or prospectus that we file relating to the offering required to be filed pursuant to Rule 424 (Section 230.424 of this chapter);

(ii)	any free writing prospectus relating to the offering prepared by or on our behalf or used or referred to by us;

(iii)	the portion of any other free writing prospectus relating to the offering containing material information about us or our securities provided by or on behalf of us; and

(iv)	any other communication that is an offer in the offering made by us to the purchaser.

Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and has duly caused this registration statement to be signed on our behalf by the undersigned, in the City of Shenzhen, China, on March 27, 2008.

China Digital Ventures Corporation

/s/ Bing HE
Bing HE
President and Director
Principal Executive Officer
Principal Financial Officer
Principal Accounting Officer
In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.
/s/ Bing HE
Bing HE
President and Director
Principal Executive Officer
Principal Financial Officer
Principal Accounting Officer

Exhibit 23.1

Consent of Independent Auditors, Kabani and Company, CPA

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use, in the registration statement on Form Post-Effective Amendment to SB-2 No. 1 China Digital Ventures Corporation of our report dated October 8, 2007 on our audits of the financial statements of China Digital Ventures Corporation as of September 30, 2007 and the results of their operations and cash flows for the period from March 26, 2007 (inception) to September 30, 2007, and the reference to us under the caption "Interest of Named Experts and Counsel" in this Registration Statement.

/s/ Albert Wong & Co.
___________________________

By: Albert Wong & Co.
Certified Public Accountants
Hong Kong